                                                                     Exhibit 2.2


                                                                  EXECUTION COPY





                             SUPPLEMENTAL AGREEMENT

                          DATED AS OF NOVEMBER 23, 2002

                                  by and among

                              PATRON SYSTEMS, INC.,

                             TWC ACQUISITION, INC.,

                                 TRUSTWAVE CORP.

                                       and

                     CERTAIN SHAREHOLDERS OF TRUSTWAVE CORP.

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----
ARTICLE I
     THE MERGER
     Section  1.1 The Merger..........................................    1
     Section  1.2 Filing of Articles of Merger........................    2
     Section  1.3 Closing.............................................    2
     Section  1.4 Merger Consideration................................    2
     Section  1.5 Company Stock Options...............................    3
     Section  1.6 Dissenting Shares...................................    3

ARTICLE II
     REPRESENTATIONS AND WARRANTIES OF PARENT
     Section  2.1 Organization of Parent..............................    4
     Section  2.2 Subsidiaries and Investments of Parent..............    4
     Section  2.3 Parent Operations...................................    4
     Section  2.4 Capital Stock of Parent.............................    4
     Section  2.5 Mergerco............................................    5
     Section  2.6 Authorization.......................................    5
     Section  2.7 Non-Contravention...................................    6
     Section  2.8 Valid Shares........................................    6
     Section  2.9 No Violation, Litigation or Regulatory Action.......    6
     Section  2.10 Parent Employees...................................    7
     Section  2.11 Agreements; Action.................................    7
     Section  2.12 Tax Returns and Payments...........................    7
     Section  2.13 Intellectual Property..............................    7
     Section  2.14 Anti-Dilution and Other Shares.....................    7
     Section  2.15 Real Property......................................    7
     Section  2.16 Share Exchange.....................................    8
     Section  2.17 No Finder..........................................    8

ARTICLE III
     REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     Section  3.1 Organization........................................    8
     Section  3.2 Subsidiaries and Investments........................    8
     Section  3.3 Capital Stock of the Company........................    8
     Section  3.4 Authorization.......................................    9
     Section  3.5 Non-Contravention...................................    9
     Section  3.6 Financial Statements................................   10
     Section  3.7 Operations Since Balance Sheet Date.................   10
     Section  3.8 No Undisclosed Liabilities..........................   12
     Section  3.9 Taxes...............................................   12
     Section  3.10 Availability of Assets and Legality of Use.........   13
     Section  3.11 Governmental Permits...............................   13
     Section  3.12 Real Property......................................   14
     Section  3.13 Real Property Leases...............................   14
     Section  3.14 Condemnation.......................................   14
     Section  3.15 Personal Property..................................   14

                                       i

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
     Section  3.16 Personal Property Leases..........................................   14
     Section  3.17 Intellectual Property.............................................   14
     Section  3.18 Accounts Receivable...............................................   15
     Section  3.19 Title to Assets...................................................   15
     Section  3.20 Employees.........................................................   16
     Section  3.21 Employee Matters..................................................   16
     Section  3.22 Employee Benefit Plans............................................   16
     Section  3.23 Contracts.........................................................   17
     Section  3.24 Status of Contracts...............................................   18
     Section  3.25 No Violation, Litigation or Regulatory Action.....................   19
     Section  3.26 Insurance.........................................................   19
     Section  3.27 Environmental Protection..........................................   19
     Section  3.28 Customers and Suppliers...........................................   20
     Section  3.29 Shareholders' Assets..............................................   20
     Section  3.30 No Finder.........................................................   20
     Section  3.31 Transactions with Affiliates......................................   20
     Section  3.32 Budget and Financial Projections..................................   21
     Section  3.33 Bank Accounts; Powers of Attorney; Minute Books...................   21
     Section  3.34 Shareholder Meeting Notice........................................   21

ARTICLE IV
     REPRESENTATIONS AND WARRANTIES OF THE SIGNIFICANT SHAREHOLDERS
     Section  4.1 Authority..........................................................   21
     Section  4.2 Non-Contravention; Required Consents...............................   22
     Section  4.3 Compliance with Law................................................   22
     Section  4.4 Legal Counsel......................................................   22

ARTICLE V
     ADDITIONAL AGREEMENTS OF THE PARTIES
     Section  5.1 Ordinary Course....................................................   22
     Section  5.2 Access Prior to Closing; Certain Notices...........................   23
     Section  5.3 Regulatory and Other Authorizations................................   23
     Section  5.4 Further Assurances.................................................   23
     Section  5.5 Financial Statements...............................................   23
     Section  5.6 Delivery of Documents..............................................   24
     Section  5.7 Employees and Continued Operations.................................   24
     Section  5.8 Use of Trade Names.................................................   24
     Section  5.9 Transfer of Company Common Stock; Agreement to Vote for Merger.....   24
     Section  5.10 Preserve Accuracy of Representations and Warranties...............   25
     Section  5.11 Notification by the Parties of Certain Matters....................   25
     Section  5.12 Necessary Actions.................................................   25
     Section  5.13 No Assurance of IPO...............................................   25
     Section  5.14 Reorganization....................................................   26
     Section  5.15 Taxes.............................................................   26
     Section  5.16 Promissory Note...................................................   27
     Section  5.17 Indebtedness......................................................   27
     Section  5.18 Update of the Parent Disclosure Schedules.........................   27
     Section  5.19 Patron Holdings Merger............................................   27

                                   ii

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
     Section  5.20 Governance Matters......................................................   27
     Section  5.21 Employee Bonuses........................................................   27
     Section  5.22 Section 341 Election....................................................   27

ARTICLE VI
     CONDITIONS TO CLOSING
     Section  6.1 The Company's and the Significant Shareholders' Conditions to Close......   28
     Section  6.2 Parent's Conditions to Close.............................................   29

ARTICLE VII
     THE CLOSING
     Section  7.1 Deliveries by the Company and the Significant Shareholders...............   31
     Section  7.2 Parent's Deliveries......................................................   32

ARTICLE VIII
     INDEMNIFICATION
     Section  8.1 Indemnification by Significant Shareholders..............................   32
     Section  8.2 Indemnification by Parent................................................   34
     Section  8.3 Notice of Claims.........................................................   34
     Section  8.4 Third Party Claims.......................................................   35

ARTICLE IX
     TERMINATION
     Section  9.1 Termination..............................................................   36
     Section  9.2 Effect of Termination....................................................   37

ARTICLE X
     MISCELLANEOUS
     Section  10.1 Expenses................................................................   37
     Section  10.2 Notices.................................................................   37
     Section  10.3 Assignment..............................................................   38
     Section  10.4 Interpretation; Schedules...............................................   38
     Section  10.5 Counterparts............................................................   39
     Section  10.6 Amendment...............................................................   39
     Section  10.7 Entire Agreement........................................................   39
     Section  10.8 Binding Effect..........................................................   39
     Section  10.9 Survival................................................................   39
     Section  10.10 Severability...........................................................   39
     Section  10.11 Third Parties..........................................................   39
     Section  10.12 Waivers................................................................   40
     Section  10.13 Restrictive Legend.....................................................   40
     Section  10.14 Governing Law; Arbitration.............................................   40
     Section  10.15 Definitions............................................................   41

                                   iii

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                                      ANNEX
                                      -----

A        Merger Consideration and Contingent Consideration Calculation
         Illustration
B        Share Exchange Agreement

                                    EXHIBITS
                                    --------

A        Form of Agreement and Plan of Merger
B        Trust Agreement
C        FDC Contract
D        Working Capital Advances Agreement
E        Form of Registration Rights Agreement
F        Form of Patanella Employment Agreement
G        Form of Schetina Employment Agreement
H        Form of Carlson Employment Agreement
I        Form of Smith Employment Agreement
J        Parent Business Plan
K        Form of Allin Stock Escrow Agreement
L        Form of Newbold Stock Escrow Agreement
M        Form of Linting Stock Escrow Agreement
N        Form of Patanella Stock Escrow Agreement
O        Form of Schetina Stock Escrow Agreement
P        Parent Employment Agreements
Q        Form of Parent Counsel Opinion

                                    SCHEDULES
                                    ---------

2.1      Organization of Parent
2.2      Subsidiaries
2.3      Parent Operations
2.4      Capital Stock of Parent
2.7      Parent Non-Contravention
2.9      No Violation, Litigation or Regulatory Action
2.10     Parent Employees
2.11     Agreements; Action
2.13     Intellectual Property
2.14     Anti-Dilution or Other Shares
2.15     Real Property
2.16     Share Exchange
3.1      Organization of the Company
3.3      Capital Stock of the Company; Shareholders
3.5      Company Non-Contravention
3.6      Financial Statements
3.7      Operations Since Balance Sheet Date
3.8      No Undisclosed Liabilities
3.9      Taxes
3.10     Availability of Assets and Legality of Use
3.11     Governmental Permits
3.13     Real Property Leases

                                       iv

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3.15       Personal Property
3.16       Personal Property Leases
3.17       Intellectual Property
3.18       Accounts Receivable
3.19       Title to Assets
3.20       Employees
3.21       Employee Matters
3.22(a)    Plans
3.22(b)    ERISA Plans
3.23       Contracts
3.24       Status of Contracts
3.25       No Violation, Litigation or Regulatory Action
3.26       Insurance
3.27(b)    Compliance with Environmental Laws
3.27(e)    Facilities
3.28       Customers and Suppliers
3.31       Transactions with Affiliates
3.32       Budget and Financial Projections
3.33       Bank Accounts
4.2        Shareholder Non-Contravention; Required Consents
5.7(a)     Parent Form Agreements for Employees
5.7(b)     Post-Closing Working Capital Schedule
5.7(c)     Working Capital Advances
5.20       Board of Directors
5.21       Employee Bonuses

                             SUPPLEMENTAL AGREEMENT

          SUPPLEMENTAL AGREEMENT dated as of November 23, 2002 (this "Agreement") by and among Patron Systems, Inc., a Delaware corporation ("Parent"), TWC Acquisition, Inc., a Maryland corporation ("Mergerco"), TrustWave Corp., a Maryland corporation (the "Company"), and the undersigned shareholders of the Company (individually, a "Significant Shareholder" and collectively, the "Significant Shareholders").

                              W I T N E S S E T H:

          WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Mergerco and the Company are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), in the form of Exhibit A attached hereto, which provides, among other things, for the merger of Mergerco with and into the Company (the "Merger") pursuant to the applicable laws of the State of Maryland;

          WHEREAS, Parent and each of its stockholders (the "Parent Stockholders") entered into that certain Share Exchange Agreement dated as of September 27, 2002, as amended and restated on October 10, 2002 (the "Share Exchange Agreement"), with Patron Holdings, Inc., a Nevada corporation, f/k/a Combined Professional Services, Inc. ("Patron Holdings"), pursuant to the terms of which all outstanding shares of Parent Common Stock (as defined below) were exchanged for shares of common stock, par value $0.001, of Patron Holdings (the "Patron Holdings Common Stock"), such that the Parent Stockholders, upon the consummation of the transactions contemplated by the Share Exchange Agreement, acquired approximately 85% of the outstanding capital stock of Patron Holdings (the "Share Exchange") with Parent surviving as a wholly owned subsidiary of Patron Holdings;

          WHEREAS, subsequent to the date hereof, but prior to the Closing Date (as defined below), Parent and Patron Holdings intend to effect a merger whereby Patron Holdings will be merged with and into Parent, with Parent continuing as the surviving corporation incorporated under the laws of the State of Delaware (the "Patron Holdings Merger");

          WHEREAS, the parties hereto believe it is desirable to enter into this Agreement in order to set forth the representations and warranties made by Parent, the Company and the Significant Shareholders in connection with the Merger, to set forth certain covenants and agreements of the parties and to set forth various other provisions relating to the Merger and the relative rights and obligations of the parties with respect thereto;

          WHEREAS, the parties hereto desire that the Merger qualify as a reorganization in accordance with Section 368(a) of the Code; and

          WHEREAS, certain capitalized terms are defined in the Merger Agreement and shall have the same meaning when used in this Agreement unless otherwise defined herein or in Section 10.15, the definitions of such terms being incorporated herein as if set forth in full herein.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

     Section 1.1 The Merger. Subject to the terms and conditions of this Agreement and as more particularly described in the Merger Agreement, Mergerco shall be merged with and into the Company at the Effective Time. Notwithstanding anything herein to the contrary, upon the mutual written agreement of the parties, the Company may be merged with and into Mergerco, with the Company as the corporation surviving the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement, in form and substance reasonably satisfactory to Parent and the Company, in order to reflect such change, including, among other things, appropriate provisions requiring the Company to procure any material required consents.

     Section 1.2 Filing of Articles of Merger. The Company, Parent and Mergerco shall cause Articles of Merger ("Articles of Merger"), duly executed in accordance with Sections 3-107 and 3-109 of the Maryland General Corporation Law (the "MGCL"), to be filed on the Closing Date (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Maryland in accordance with the MGCL.

     Section 1.3 Closing. The closing of the Merger (the "Closing") shall take place on January 23, 2003 or on such other date as Parent and the Company may agree in writing; provided, that, in either case, each of the conditions set forth in Article VI has been satisfied or waived prior to such date. The time and date on which the Closing is actually held is sometimes referred to herein as the "Closing Date."

     Section 1.4 Merger Consideration. (a) Subject to the provisions of Article I of the Merger Agreement, as of the Effective Time, by virtue of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.5(b) of the Merger Agreement and other than Dissenting Shares) shall be converted into:

          (i) the right to receive an amount equal to the Per Common Share Closing Stock Consideration;

          (ii) the right to receive an amount equal to the Per Common Share Closing Cash Consideration;

          (iii) the right to receive, on the six month anniversary of the Closing Date, the Per Common Share Post-Closing Cash Consideration, to be evidenced by a Post-Closing Note; and

          (iv) the right to receive, on the twelve month anniversary of the Closing Date, the Per Common Share Contingent Stock Consideration, if, and only if, (A) the Twelve Month Price of Parent Common Stock is less than $12.00 per share and (B) such share of Company Common Stock has not been sold, assigned, transferred, pledged or otherwise conveyed subsequent to the Effective Time; provided, that, in no event shall Parent issue an amount of Aggregate Contingent Consideration which exceeds the Maximum Aggregate Contingent Consideration; and provided, further, that, if a holder of an Assumed Option exercises such option subsequent to the Effective Time but prior to such twelve month anniversary, the resulting shares of Parent Common Stock shall have the right to receive the Per Common Share Contingent Stock Consideration.

Attached hereto as Annex A is a sample calculation of the Merger Consideration and the Contingent Merger Consideration based on certain assumptions.

          (b) On or prior to the date hereof, the Company, Parent, Cmax Corporate Finance, and Massouras & Associates, as trustee (the "Trustee"), entered into the Trust Agreement, an executed copy of which is attached hereto as Exhibit B, pursuant to the terms of which Cmax Corporate Finance deposited with the Trustee securities and cash of a value exceeding $2,000,000 which will be available to Parent at the Effective Time to enable Parent to make the payment of Per Common Share Cash Consideration required by Section 1.4(a).

     Section 1.5 Company Stock Options. (a) Each of the stock options to purchase Company Common Stock issued by the Company pursuant to the Company Stock Plan or otherwise and set forth on Schedule 3.3 hereto (the "Company Stock Options"), which are outstanding as of the Effective Time shall, whether or not then exercisable and vested, become fully exercisable and vested immediately prior to the Effective Time.

          (b)(i) Concurrent with the Effective Time, each Company Stock Option which is outstanding immediately prior to the Effective Time shall by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed by Parent and shall thereby be converted into an option (an "Assumed Option") to purchase the number of shares of Parent Common Stock determined by multiplying (A) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by (B) the Option Exchange Ratio, at an exercise price per share of Parent Common Stock equal to the exercise price per share of such Company Stock Option immediately prior to the Effective Time divided by the Option Exchange Ratio, rounded down to the nearest whole cent.

          (ii) In the event that the Per Common Share Contingent Stock Consideration is due pursuant to the requirements of Section 1.4(a)(iv), the conversion of each Assumed Option (which remains outstanding and has not been exercised prior to the twelve month anniversary hereof) shall, without any further action on the part of any holder thereof, be re-calculated as follows: the original Company Stock Option (prior to the conversion thereof pursuant to Section 1.5(b)(i)) shall be converted to purchase the number of shares of Parent Common Stock determined by multiplying (A) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by (B) the Contingent Option Exchange Ratio, at an exercise price per share of Parent Common Stock equal to the exercise price per share of such Company Stock Option immediately prior to the Effective Time divided by the Contingent Option Exchange Ratio, rounded down to the nearest whole cent.

          (iii) Except for the foregoing adjustments and the acceleration of vesting of the Company Stock Options as described in Section 1.5(a), all the terms and conditions in effect for each Assumed Option immediately prior to the Effective Time shall continue in effect following the assumption of such option in accordance with this Agreement. If either of the foregoing calculations set forth in Sections 1.5(b)(i) or 1.5(b)(ii) results in an Assumed Option being exercisable for a fraction of a share of Parent Common Stock, then the number of shares of Parent Common Stock subject to such Assumed Option shall be rounded up to the nearest whole number of shares.

          (c) The adjustment provided herein with respect to any Company Stock Options which are "incentive stock options" (as defined in Section 422 of the Code), if any, shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code and shall be effected in a manner that will entitle the Assumed Option to continue to be treated as an "incentive stock option".

     Section 1.6 Dissenting Shares. Any issued and outstanding shares of Company Common Stock held by a Person (a "Dissenting Shareholder") who properly exercises such Person's dissenters' rights under the MGCL ("Dissenting Shares") shall not be converted as described in Section 1.4(a), but rather shall be converted into the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to the MGCL. Subject to the foregoing, if, after the Effective Time, such Dissenting Shareholder withdraws his demand for payment or fails to perfect or otherwise loses his right of payment, in any case pursuant to the MGCL, the Dissenting Shares of such Dissenting Shareholder shall be deemed to be converted as of the Effective Time into the right to receive the amount to which such Dissenting Shareholder would otherwise have been entitled to pursuant to Section 1.4(a). The Company shall give Parent prompt notice of any demands for payment received by the Company. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, and, prior to the Effective Time, Parent shall have the right to participate in all negotiations and proceedings with respect to such demands.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to the Company and the Significant Shareholders as follows:

     Section 2.1 Organization of Parent. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions listed in Schedule 2.1, and is further qualified to transact business as a foreign corporation and Parent is in good standing in each other foreign jurisdiction that requires the same, except where failure to be so qualified and in good standing would not result in a Material Adverse Effect on Parent. No jurisdiction has demanded, requested or otherwise indicated that Parent is required to qualify as a foreign corporation for which Parent has not complied with such demand, request or indication. Parent has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted. Parent has delivered or otherwise made available to the Company true and complete copies of Parent's Certificate of Incorporation, as in effect on the date hereof, By-laws, as in effect on the date hereof, minute books and stock transfer records.

     Section 2.2 Subsidiaries and Investments of Parent. Except as set forth on
Schedule 2.2, Parent does not, directly or indirectly, (a) own, of record or beneficially, or own or hold the right to acquire, any outstanding voting or equity securities or other voting or equity interests in any corporation, partnership, joint venture or other entity or (b) otherwise control any such corporation, partnership, joint venture or other entity.

     Section 2.3 Parent Operations. Parent was incorporated for the sole purpose of consummating potential business acquisitions and combinations. Other than the negotiation and execution of this Agreement and the Merger Agreement, the Share Exchange, the Patron Holdings Merger and the negotiation of other transactions for the purchase by Parent of other business entities, each as described in
Schedule 2.3, prior to the date hereof Parent has not conducted any material business activities or operations and has not completed any other acquisitions or combinations.

     Section 2.4 Capital Stock of Parent. The authorized capital of Parent consists of (i) 150,000,000 shares of Parent Common Stock, par value $.01 per share (the "Parent Common Stock"), of which, as of the date hereof, 25,400,000 shares are issued and outstanding; and (ii) 75,000,000 shares of preferred stock, par value $.01 per share (the "Parent Preferred Stock," together with the Parent Common Stock, the "Parent Capital Stock"), none of which is issued and outstanding or reserved for any purpose. None of the issued and outstanding shares of Parent Common Stock has been issued in violation of the preemptive rights of any person or in violation of applicable federal or state securities laws and all such issued and outstanding shares of Parent Common Stock are fully paid and nonassessable. Schedule 2.4 sets forth a true and complete list of the names and addresses of (i) each of the holders of record of the Parent Common Stock and the respective number of outstanding shares held of record by each such holder and (ii) each of the holders of record of options to purchase Parent Common Stock (the "Parent Stock Options"), the respective number of shares of Parent Common Stock subject to such Parent Stock Option, the exercise price applicable to such Parent Stock Option and the expiration date of such Parent Stock Option. Except for this Agreement, the Merger Agreement and except as set forth on Schedule 2.4 hereof, there are no agreements, arrangements, warrants, options, puts, calls, rights or other commitments, preemptive rights, plans or understandings of any character relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting, or transfer of any shares of Parent Common Stock or any other securities of Parent. Except as set forth on Schedule 2.4 and except pursuant to applicable laws, there are no restrictions, including but not limited to self-imposed restrictions, on the retained earnings of Parent or on the ability of Parent to declare and pay dividends. Except as described on
Schedule 2.4, Parent has not granted or agreed to grant any Person any rights (including piggyback registration rights) to have any shares of Parent Capital Stock registered with the Securities and Exchange Commission or any other Governmental Body.

          All outstanding shares of Parent Common Stock are held free and clear of all Encumbrances created by Parent and, to the Knowledge of Parent, such shares are beneficially owned by the holders listed on Schedule 2.4 free and clear of all Encumbrances (other than restrictions under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder, and state securities laws).

     Section 2.5 Mergerco. Mergerco is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Mergerco has not conducted any business activities prior to the date of this Agreement, other than the negotiation and execution of this Agreement and the Merger Agreement. All outstanding shares of capital stock of Mergerco are owned, beneficially and of record, by Parent.

     Section 2.6 Authorization. (a) Parent has full corporate power and authority to enter into this Agreement, the Merger Agreement, the Registration Rights Agreement, the Post-Closing Notes, the Employment Agreements and the Stock Escrow Agreements (collectively, the "Transaction Documents"), to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof. The execution, delivery and performance by Parent of each of the Transaction Documents, and the actions to be taken by Parent contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Parent and no other corporate proceedings on the part of Parent are necessary with respect hereto or thereto. Each of the Transaction Documents constitutes the valid and binding obligations of Parent, in each case enforceable in accordance with its terms, subject to (i) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law, and (ii) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally.

          (b) Mergerco has full corporate power and authority to enter into this Agreement and the Merger Agreement, to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof. The execution, delivery and performance by Mergerco of this Agreement and the Merger Agreement and the actions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Mergerco and no other corporate proceedings on the part of Mergerco are necessary with respect hereto or thereto. This Agreement and the Merger Agreement constitute the valid and binding obligations of Mergerco, in each case enforceable in accordance with its terms, subject to (i) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law, and (ii) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally.

     Section 2.7 Non-Contravention. Except as set forth in Schedule 2.7 attached hereto, neither the execution or delivery of the Transaction Documents by Parent or this Agreement and the Merger Agreement by Mergerco, nor the consummation of the transactions contemplated hereby or thereby by Parent and Mergerco, will (a) conflict with or result in the breach of any term or provision of, or constitute (with due notice or lapse of time or both) a default under, the respective charters or By-laws of Parent or Mergerco or any material agreement, instrument or indenture to which Parent or Mergerco is a party or by which either is bound or to which any of Parent's or Mergerco's assets are subject; (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or Mergerco; (c) result in the creation of any Encumbrance (other than a Permitted Encumbrance) upon any of the properties or assets of Parent or Mergerco; or (d) require, as of the date hereof, the approval, consent, waiver, authorization or act of, or the making by Parent or Mergerco of any declaration, filing or registration with, any third party or any Governmental Body, except for the filing of a copy of the Articles of Merger with the Secretary of State of the State of Maryland and such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, materially impair the ability of Parent to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     Section 2.8 Valid Shares. The issuance of the Parent Common Stock in connection with the Merger has been duly authorized on behalf of Parent and such shares, when issued pursuant to this Agreement and the Merger Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable. Parent is issuing the Parent Common Stock and the Post-Closing Notes in reliance on an exemption from the Securities Act and applicable state securities laws.

     Section 2.9 No Violation, Litigation or Regulatory Action. Except as set forth on Schedule 2.9:

          (a) Parent has complied in all material respects with all laws, regulations or rules of any Governmental Body which are applicable to Parent and there are no writs, injunctions, ordinances, franchises, decrees, stipulations, judgments or awards to which Parent or any of its properties are subject or bound;

          (b) No notice has been served upon Parent by any Governmental Body or other person of any violation of any Requirements of Law or calling attention to the necessity of any work, repairs, new construction, installation or alteration of any real or personal property owned, leased or used by Parent;

          (c) There are no lawsuits, claims, suits, proceedings pending or, to the Knowledge of Parent, threatened against Parent or any of its officers, directors or any holder of an excess of five percent (5%) of Parent Capital Stock (a "Parent 5% Stockholder") or investigations pending regarding Parent (or any of its officers, directors or Parent 5% Stockholders) nor, to the Knowledge of Parent, is there any basis for any of the same, and there are no lawsuits, suits or proceedings pending or contemplated in which Parent is the plaintiff or claimant in which an adverse judgment against such party would result in a Material Adverse Effect on Parent; and

          (d) There is no action, suit or proceeding pending or, to the Knowledge of Parent, threatened which questions the legality or propriety of the transactions contemplated by this Agreement or the Merger Agreement.

     Section 2.10 Parent Employees. Except as disclosed in Schedule 2.10, Parent has no employment contracts with any of its employees. Except as disclosed in
Schedule 2.10, Parent has no employee benefit plans, including any deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement, now in force.

     Section 2.11 Agreements; Action.

          (a) Except for agreements explicitly contemplated by this Agreement, or as set forth in Schedule 2.11, there are no agreements, understandings, instruments, contracts, judgments, orders, writs, decrees or proposed transactions to which Parent is a party or by which it is bound that involve:
(i) obligations (contingent or otherwise) of, or payments to, Parent in excess of $50,000 or (ii) any contract, agreement, commitment, arrangement or understanding relating to any joint venture, partnership or sharing of profits or losses with any Person.

          (b) Parent has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock or (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $25,000 or in excess of $50,000 in the aggregate.

          (c) Copies of all contracts, agreements or instruments appearing on
Schedule 2.11 (hereinafter collectively referred to as the "Parent Contracts") have been made available to the Company. Parent has fulfilled and performed in all material respects its obligations under each of the Parent Contracts required to be performed prior to the date hereof, and Parent is not in, or to the Knowledge of Parent, alleged to be in, material breach or default under, nor is there to the Knowledge of Parent, alleged to be any basis for termination of any of the Parent Contracts or any loss of right thereunder and, to the Knowledge of Parent, no other party to any of the Parent Contracts has materially breached or defaulted thereunder. To the Knowledge of Parent, no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a loss of right, material default or breach by Parent or by any such other party.

     Section 2.12 Tax Returns and Payments. Parent has not yet been required by law to file any material tax return with any federal, state or local authority.

     Section 2.13 Intellectual Property. Except as set forth on Schedule 2.13, Parent owns no intellectual property.

     Section 2.14 Anti-Dilution and Other Shares. Except as described on
Schedule 2.14, no stockholder of Parent or other person or entity has any preemptive right of subscription or purchase or contractual right of first refusal or similar right with respect to any issuance of securities by Parent. Except as set forth on Schedule 2.14, neither the consummation of the Patron Holdings Merger nor the consummation of any of the transactions described in
Schedule 2.3 will result in the triggering of other anti-dilution or similar rights contained in any options, warrants, debentures or other securities or agreements of Parent.

     Section 2.15 Real Property. Except as described in Schedule 2.15, Parent does not own, lease, sublease, or otherwise have an interest in real property.

     Section 2.16 Share Exchange. Except as set forth on Schedule 2.16, as of the date hereof (other than Sections 5.18 and 5.19 of the Share Exchange Agreement as to which such date limitation shall not apply), all of the representations and warranties contained in Article V of the Share Exchange Agreement, a true, correct and complete copy of which is attached hereto as Annex B, that are qualified as to materiality are true and correct in all respects and such representations and warranties that are not so qualified are true and correct in all material respects.

     Section 2.17 No Finder. Parent has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Parent and Mergerco as follows:

     Section 3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Except as set forth on Schedule 3.1, the Company is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions listed in Schedule 3.1, and is further qualified to transact business as a foreign corporation and is in good standing in each other foreign jurisdiction that requires the same, except where failure to be so qualified and in good standing would not result in a Material Adverse Effect on the Company. No jurisdiction has demanded, requested or otherwise indicated that the Company is required to qualify as a foreign corporation for which the Company has not complied with such demand, request or indication. The Company has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted. The Company has delivered or otherwise made available to Parent true and complete copies of the Company's Articles of Incorporation, as in effect on the date hereof, By-laws, as in effect on the date hereof, minute books and stock transfer records.

     Section 3.2 Subsidiaries and Investments. The Company does not, directly or indirectly, (a) own, of record or beneficially, or own or hold the right to acquire, any outstanding voting or equity securities or other voting or equity interests in any corporation, partnership, joint venture or other entity or (b) otherwise control any such corporation, partnership, joint venture or other entity.

     Section 3.3 Capital Stock of the Company. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, $.01 par value ("Company Common Stock"), 19,394,865 of which are duly and validly issued and outstanding, fully paid and nonassessable, none of which are held by the Company as treasury shares and 5,000,000 of which are reserved for issuance under the Company Stock Plan. All issued and outstanding shares of Company Common Stock have been issued in reliance on an exemption from the Securities Act and applicable state securities laws and not in violation of the preemptive rights of any person. Schedule 3.3 sets forth a true and complete list of the names and addresses of (i) each of the holders of record of the Company Common Stock and the respective number of outstanding shares held of record by each such holder and (ii) each of the holders of record of Company Stock Options, the respective number of shares of Company Common Stock subject to such Company Stock Option, the exercise price applicable to such Company Stock Option and the expiration date of such Company Stock Option. Except for this Agreement, the Merger Agreement and except as set forth on Schedule 3.3 hereof, there are no agreements, arrangements, warrants, options, puts, calls, rights or other commitments, preemptive rights, plans or understandings of any character to which the Company or, to the Knowledge of the Company, any Shareholders are a party relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting, or transfer of any shares of Company Common Stock or any other securities of the Company. Except as set forth on Schedule
3.3 and except pursuant to applicable laws, there are no restrictions, including but not limited to self-imposed restrictions, on the retained earnings of the Company or on the ability of the Company to declare and pay dividends.

     Except as provided in the Company's Articles of Incorporation or Bylaws or by applicable law and as set forth on Schedule 3.3, all outstanding shares of Company Common Stock are held free and clear of all Encumbrances created by the Company and, to the Knowledge of the Company, such shares are beneficially owned by the holders listed on Schedule 3.3 free and clear of all Encumbrances (other than restrictions under the Securities Act and the rules and regulations thereunder, and state securities laws).

     Section 3.4 Authorization. The Board of Directors of the Company has declared the Merger advisable and has duly resolved to recommend that the Merger and the Merger Agreement be approved by the Shareholders. The Company has full corporate power and authority to enter into the Transaction Documents and to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof. The execution, delivery and performance by the Company of the Transaction Documents and the actions to be taken by the Company contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company, subject to approval of the Merger and the Merger Agreement by the Shareholders. The affirmative vote of two-thirds of the votes that holders of the outstanding shares of Company Common Stock are entitled to cast is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger Agreement and the transactions contemplated thereby. Each of this Agreement and the Merger Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to
(a) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law, and (b) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally.

     Section 3.5 Non-Contravention. Except as set forth on Schedule 3.5 attached hereto or as contemplated in the Transaction Documents, neither the execution or delivery of the Transaction Documents by the Company nor the consummation of the transactions contemplated hereby or thereby by the Company will (a) conflict with or result in the breach of any term or provision of, or constitute (with due notice or lapse of time or both) a default under, the Articles of Incorporation or By-laws of the Company; (b) result in a default, or give rise to any right of termination, cancellation or acceleration, under any provisions of any material agreement (including, without limitation, any loan agreements or promissory note), indenture or instrument to which the Company is a party or by which the Company is bound or to which any of the Company's assets are subject;
(c) result in the creation or imposition of any Encumbrance on any of the property or assets of the Company other than a Permitted Encumbrance; (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company; or (e) require on the part of the Company or the Shareholders, as of the date hereof, the approval, consent, waiver, authorization or act of, or the making by the Company of any declaration, filing or registration with, any third party or any Governmental Body, except for the filing of a copy of the Articles of Merger with the Secretary of State of the State of Maryland and except, in each case set forth above, where failure thereof would not, individually or in the aggregate, result in a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     Section 3.6 Financial Statements. Schedule 3.6 contains the audited balance sheets of the Company as of December 31, 2000 and December 31, 2001 and the related statements of income, stockholder's equity and cash flows for the years then ended, and the notes to such financial statements (collectively, the "Company's Financial Statements").

          Except as set forth on Schedule 3.6, the Company's Financial Statements have been prepared in accordance with GAAP applied on a consistent basis except as may be noted therein, are true and correct and present fairly, in all material respects, the financial condition and the results of operations and cash flows of the Company as of the dates and for the periods indicated.

     Section 3.7 Operations Since Balance Sheet Date. (a) Except as set forth on
Schedule 3.7, during the period from the Balance Sheet Date to the date hereof, inclusive, there has been:

          (i) no Material Adverse Effect on the Company and, to the Knowledge of the Company, no fact or condition exists or is contemplated or threatened which might reasonably be expected to cause a Material Adverse Effect on the Company; and

          (ii) no damage, destruction, loss or claim made or filed against the Company (whether or not covered by insurance) or condemnation or other taking which will result in a Material Adverse Effect on the Company.

          (b) Except as set forth on Schedule 3.7, since the Balance Sheet Date, the Company has conducted the Business only in the ordinary course and in conformity with past practice. Without limiting the generality of the foregoing, since the Balance Sheet Date, except (i) as set forth on Schedule 3.7, (ii) for actions described below that would not result in a Material Adverse Effect on the Company (other than subsections (i) and (xiv) which shall not be qualified by this subclause (ii)) and (iii) for any actions described below that would not cause any of the representations and warranties contained in this Article III (other than this Section 3.7) to be untrue in any material respect, the Company has not:

          (i) issued, delivered or agreed (conditionally or unconditionally) to issue or deliver, or granted any option, warrant or other right to purchase, any of its capital stock or other equity interest or any security convertible into its capital stock or other equity interest;

          (ii) paid any obligation or liability (absolute or contingent) other than current liabilities reflected on the Balance Sheet and current liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice;

          (iii) undertaken or committed to undertake capital expenditures exceeding $10,000 for any single project or related series of projects;

          (iv) sold, leased, transferred or otherwise disposed of (including any transfers from the Company to any of its Affiliates), or mortgaged or pledged, or imposed or suffered to be imposed any Encumbrance (other than Permitted Encumbrances) on, any of the assets reflected on the Balance Sheet or any assets acquired after the Balance Sheet Date, except for sales of inventory in the ordinary course of business consistent with past practice;

          (v) canceled any debts owed to or claims held by the Company (including the settlement of any claims or litigation) or waived any rights of material value;

                  (vi) created, incurred, guaranteed or assumed any indebtedness for borrowed money or entered into any capitalized leases;

                  (vii) accelerated collection of any note or account receivable to a date prior to the date such collection would have occurred in the ordinary course of business consistent with past practice;

                  (viii) delayed payment of any account payable or other liability of the Company beyond its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice;

                  (ix) allowed the levels of raw materials, supplies, work-in-process, finished goods or other materials included in its inventory to vary in any material respect from levels customarily maintained;

                  (x) except as contemplated by the Transaction Documents, granted any bonus or other special compensation or increased the compensation or benefits payable or to become payable to any directors, officers or employees, or instituted any increase in or otherwise amended any profit sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan except for increases required by law;

                  (xi) sold, assigned or transferred any patents, trademarks, service marks, trade names, copyrights, Software (as defined in Section 3.17) (except in the ordinary course of business consistent with past practice), trade secrets or other similar intangible assets, or disclosed any proprietary or confidential information to any person or entity (other than Parent, its Affiliates and agents);

                  (xii) extended credit other than in the ordinary course of business or permitted any change in credit practices or in the method of maintaining books, accounts or business records;

                  (xiii) declared, set aside or paid any dividend or made any other distribution (whether in cash, stock or other property) to any of the Shareholders in respect of any Company Common Stock or other securities of the Company;

                  (xiv) purchased, redeemed, called for purchase or redemption or otherwise acquired any shares of Company Common Stock or any other securities of the Company;

                  (xv) made any write-down of the value of any inventory or write-offs as uncollectible of any notes or accounts receivable;

                  (xvi) except as otherwise contemplated herein, entered into any transaction other than in the ordinary course of business or any transaction (not involving purchases and sales of inventory) including commitments for expenditures in excess of $10,000;

                  (xvii) made any changes in the accounting methods or practices followed by the Company;

                  (xviii) agreed or committed to do or authorized any of the foregoing; or

               (xix) prepared or filed any Tax Return inconsistent with past practice or, on any such Tax Return taken any position, made any election, or adopted any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods (including, without limitation, positions, elections or methods which would have the effect of deferring income to periods ending after the Closing Date or accelerating deductions to periods ending on or prior to the Closing Date).

         Section 3.8 No Undisclosed Liabilities. Except as set forth on Schedule 3.8, the Company is not subject to any obligation or liability of a kind required to be included as a liability on the Balance Sheet under the method of accounting described in Section 3.6 hereof (including, without limitation, unasserted claims), whether absolute, contingent, accrued or otherwise, which is not shown or which is in excess of amounts shown or reserved for on the Balance Sheet, other than liabilities reasonably incurred in the ordinary course of business after the Balance Sheet Date, none of which, individually or in the aggregate, would have a Material Adverse Effect on the Company and none of which is a liability for breach of contract, breach of warranty, tort, infringement or other lawsuit.

         Section 3.9 Taxes. (a) Except as set forth on Schedule 3.9, (i) all Tax Returns, required to be filed by or on behalf of the Company prior to the Closing Date have been or will be timely filed and such Tax Returns as so filed are or will be complete and accurate in all material respects and disclose all Taxes required to be paid for the periods covered thereby and all Taxes shown to be due on such Tax Returns have been timely paid; (ii) no extension of time in which to file any such Tax Returns is in effect or has been requested; (iii) all material Taxes for which the Company is liable relating to any period ending on or prior to the Closing Date (or the portion of any Tax period beginning before and ending after the Closing Date) shall have been paid or, if not yet due and payable, properly accrued for as of the Closing Date; (iv) all Taxes which the Company is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or will be paid to the proper Governmental Body; (v) there are no Tax liens (except for liens relating to current Taxes not yet due) on any property of the Company and no basis exists for any such liens; (vi) the Tax Returns referred to in clause (i) have been examined by the appropriate taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vii) no audit of any kind has been conducted with respect to any Tax Return by an appropriate Taxing authority; (viii) all deficiencies which have been asserted as a result of such examinations have been fully paid or finally settled, and no issue has been raised in any such examination which, by application of similar principles, reasonably would be expected to result in assertion of a deficiency for any other year not so examined; (ix) the Company has neither executed nor entered into a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision or any similar provision of state, local or foreign law; (x) there are no outstanding agreements or waivers extending the statutes of limitations with respect to the assessment of any Tax and no such agreements or waivers have been requested; (xi) the Company has not incurred any material liability with respect to Taxes based upon income, operations, purchases, sales, payroll, licenses, compensation, business, capital stock or surplus, properties or assets except in the ordinary course of business, or any liabilities for interest or penalties with respect to the foregoing; (xii) there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes of the Company and no basis exists therefor; (xiii) the accruals for Taxes reflected on the Balance Sheet are adequate to cover any Tax liability of the Company; (xiv) since the Balance Sheet Date, none of the Significant Shareholders or the Company has taken any action not in accordance with past practice that would have the effect of deferring any Tax liability for the Company from any taxable period ending on or before the Closing Date to any taxable period ending after the Closing Date; and (xv) no claim has ever been made by a Taxing Authority in a jurisdiction where the Company has never paid Taxes or filed Tax Returns asserting that the Company is or may be subject to Taxes assessed by such jurisdiction.

               (b) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code and no stock transfer Taxes, sales Taxes, use Taxes, real estate transfer or gains Taxes, or other similar Taxes will be imposed on the transactions contemplated by this Agreement.

               (c) As a result of the Merger, none of the Company, the Surviving Corporation or Parent will be obligated to make a payment to an individual employed by the Company that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

               (d) For any Taxable period as to which the relevant statute of limitations will not have expired as of the Closing Date, the Company has not been a member of an affiliated group (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) or has filed Tax Returns with a group of corporations filing a combined, consolidated or unitary income Tax Return.

               (e) Neither the Company nor the Significant Shareholders have taken or failed to take any action which action or failure would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

         Section 3.10 Availability of Assets and Legality of Use. Except as set forth on Schedule 3.10, the assets owned or leased by the Company, or which the Company is entitled to use under license or other agreements, constitute all the material assets used by the Company in the conduct of the Business (including, but not limited to, all books, records, computers and computer programs and data processing systems), and the tangible assets owned or leased by the Company are suitable for the uses for which they are intended. Except as set forth on
Schedule 3.10, to the Knowledge of the Company, (a) all such assets and their uses conform to all applicable laws, regulations, rules, ordinances, codes, licenses, franchises and permits (including, without limitation, all electrical, building, zoning, environmental and occupational safety and health Requirements of Law) except where such non-conformity would not result in a Material Adverse Effect on the Company, and (b) no written notice of any existing violation of any of such matters relating to such assets or their use has been received by the Company or any of the Significant Shareholders.

         Section 3.11 Governmental Permits. The Company owns, holds or possesses all governmental licenses, franchises, permits, privileges, variances, immunities, approvals and other authorizations which are necessary to entitle it to own, lease, operate and use its assets and properties and to carry on and conduct the Business substantially as currently conducted (herein collectively called "Governmental Permits"), except for such Governmental Permits as to which the failure to so own, hold or possess would not have a Material Adverse Effect on the Company. Schedule 3.11 sets forth a list and brief description of each such Governmental Permit.

         The Company has fulfilled and performed its respective obligations under each of such Governmental Permits, except where failure thereof would not result in a Material Adverse Effect on the Company, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any such Governmental Permit, or permits or, after notice or lapse of time or both, would permit revocation or termination of any such Governmental Permit, in each case, which would result in a Material Adverse Effect on the Company. No notice of cancellation, of default or of any dispute concerning any Governmental Permit, or of any event, condition or state of facts described in the preceding sentence, has been received by the

Company or any of the Significant Shareholders or, to the Knowledge of the Company, is threatened. Except as set forth on Schedule 3.11, each of the Governmental Permits is valid, subsisting and in full force and effect and will continue in full force and effect after the Closing, in each case without (a) the occurrence of any breach, default or forfeiture of rights thereunder or (b) the consent, approval, or act of, or the making of any filing with, any Governmental Body or other party, except in each case where failure thereof would not result in a Material Adverse Effect on the Company.

         Section 3.12 Real Property. The Company does not own, and has never owned, any real property or any option to acquire any real property.

         Section 3.13 Real Property Leases. Schedule 3.13 sets forth a list and brief description of each lease or similar agreement under which the Company is lessee of, or holds or operates, any real property owned by any third party and has provided Parent with a true and correct copy of each such agreement. Except as set forth in the agreements listed on Schedule 3.13, (i) there are no subleases, tenancies or other rights of occupancy affecting all or any part of such leases, (ii) the Company has the right to quiet enjoyment of the premises described in any lease identified on such Schedule for the full term of each such lease or similar agreement (and any renewal option related thereto) relating thereto, and (iii) to the Knowledge of the Company, the leasehold or other interest of the Company therein is not subject or subordinate to any Encumbrance held by persons claiming by, through or under the Company, except for Permitted Encumbrances.

         Section 3.14 Condemnation. To the Knowledge of the Company, neither the whole nor any part of any real property listed on Schedule 3.13 is subject to any pending suit for condemnation or other taking by any public authority and no such condemnation or other taking is threatened.

         Section 3.15 Personal Property. Schedule 3.15 contains a detailed list as of the date hereof of all individual items of machinery, equipment, vehicles, furniture and other tangible personal property owned by the Company having an original cost of $5,000 or more.

         Section 3.16 Personal Property Leases. Schedule 3.16 contains a brief description of each lease or other agreement or right, whether written or oral, under which the Company is lessee of, or holds or operates, any machinery, equipment, computer hardware and related peripheral equipment, vehicle or other tangible personal property owned by a third party which, by its terms, (i) obligates or has obligated the Company to make payments to any Person (which is not party hereto) in excess of $5,000 during any calendar year period or (ii) obligates or has obligated any Person (which is not party hereto) to make payments to the Company in excess of $5,000 during any calendar year period

         Section 3.17 Intellectual Property. (a) Schedule 3.17 contains a list and description of:

               (i) all United States and foreign patents and patent applications owned or controlled by the Company;

               (ii) all registered United States and foreign copyrights and copyright registration applications owned or controlled by the Company;

               (iii) all computer software programs and software systems (including, without limitation, all data, databases, compilations, tool sets, related documentation and materials, whether in source code, object code or human readable form and regardless of media), developed by or for the Company or otherwise used in the Business other than those which are commercially available or are not material to the operation of the Business ("Software");

               (iv) all United States, state and foreign trademarks, service marks and trade names for which registrations have been issued or applied for by the Company, and all other United States, state and foreign trademarks, service marks and trade names owned or used by the Company or in which the Company holds any right, license, sublicense or interest;

               (v) all agreements, commitments, contracts, understandings, licenses, sublicenses, assignments and indemnities which relate or pertain to any asset, property or right of the character described in
         Section 3.17(a)(iv) to which the Company is a party;

               (vi) all licenses, sublicenses or agreements which are material to the Business and which relate or pertain to mailing lists, know-how, trade secrets, disclosures or uses of ideas to which the Company is a party; and

               (vii) all registered and unregistered assumed or fictitious names under which the Company is conducting the Business or has within the previous three years conducted the Business.

               (b) Except as set forth in Schedule 3.17, the Company is not aware of any information and has not received any notice from any Person that would affect the validity and enforceability of the patents listed on Schedule
3.17 and all patent applications of the Company listed therein are still pending, all without challenge of any kind, and, except as otherwise set forth on Schedule 3.17, the Company owns the entire right, title and interest in and to such patents and patent applications, free and clear of all Encumbrances, except Permitted Encumbrances. The Company is not aware of any information and has not received any notice from any Person that would affect the validity and enforceability of the registrations for trademarks, service marks, trade names and copyrights listed on Schedule 3.17 and all applications for such registrations are still pending, all without challenge of any kind, and, except as otherwise set forth on Schedule 3.17, the Company owns the entire right, title and interest in and to all such trademarks, service marks, trade names and copyrights so listed as well as the registrations and applications for registration therefor, free and clear of all Encumbrances, except Permitted Encumbrances. Correct and complete copies of all the patents and patent applications and of all of the trademarks, service marks, trade names and copyrights and registrations, applications or deposits therefor and all the agreements, commitments, contracts, understandings, licenses, sublicenses, assignments, and indemnities listed on Schedule 3.17 have heretofore been delivered or otherwise made available by the Company to Parent.

         Section 3.18 Accounts Receivable. All accounts receivable of the Company have arisen from bona fide transactions by the Company and, to the Knowledge of the Company, are not subject to counterclaims or setoffs. Except as set forth on Schedule 3.18, no such receivable has been outstanding for more than 90 days beyond its due date. All of the accounts receivable reflected on the Balance Sheet have been accounted for in accordance with GAAP.

         Section 3.19 Title to Assets. The Company has good title to all of the assets reflected on the Balance Sheet as being owned by it and all of the assets thereafter acquired by it (except to the extent that such assets have been disposed of after the Balance Sheet Date in the ordinary course of business consistent with past practice), free and clear of all Encumbrances, except for Permitted Encumbrances and except as set forth in Schedule 3.19.

         Section 3.20 Employees. Schedule 3.20 contains a list of the employees of the Company as of the date hereof and the annual compensation and a brief description of the fringe benefits provided to each such employee as of such date. Except as set forth on Schedule 3.20, as of the date hereof, all bonuses payable to employees of the Company for services performed on or prior to the date hereof have been paid in full and, except as contemplated in the Transaction Documents, there are no outstanding agreements, understandings or commitments of the Company with respect to any bonuses or increases in compensation.

         Section 3.21 Employee Matters. The Company has complied in all material respects with all applicable laws, rules and regulations which relate to wages, hours, discrimination in employment, independent contractor relationships and collective bargaining and to the operation of its business and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. To the Knowledge of the Company, the Company's relations with its employees are satisfactory. Except as set forth in Schedule 3.21, the Company is not a party to any collective bargaining agreement, the Company has complied in all material respects with all collective bargaining agreements listed in such Schedule and the Company is not a party to, and it is not affected by or, to the Knowledge of the Company, threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving its employees. To the Knowledge of the Company, the Company is not materially affected by any dispute or controversy with a union or with respect to unionization or collective bargaining involving any supplier or customer of the Company. To the Knowledge of the Company, the Company is not affected by any union organizing or election activities involving any employee of the Company and no such activities are threatened as of the date hereof.

         Section 3.22 Employee Benefit Plans. (a) Set forth on Schedule 3.22(a) is a true and complete list of each "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) (the "Pension Plans") and each "employee welfare benefit plan" (the "Welfare Plans") maintained by the Company or which provides or will provide benefits to present or prior employees of the Company (the Pension Plans and Welfare Plans being the "ERISA Benefit Plans"). In addition, set forth on Schedule 3.22(a) is a true and complete list of each stock ownership, stock purchase, stock option, phantom stock, bonus, deferred compensation, incentive compensation, severance or termination pay, change of control and death benefit plan, agreement or arrangement maintained by the Company (the "Non-ERISA Commitments"). Except as set forth on Schedule 3.22(a), the Company has never maintained or been required to contribute to any "employee pension benefit plan" subject to Section 302 or Title IV of ERISA or any "multiemployer plan," as such term is defined in Section 3(37) of ERISA. The Company does not have, and has not had at any time during the six years prior to the date hereof, any ERISA Affiliate. Except as disclosed on Schedule 3.22(a), true copies of each ERISA Benefit Plan and Non-ERISA Commitment, the annual reports required to be filed under ERISA for the last two years with respect to any ERISA Benefit Plans, and the financial statements and actuarial reports for the most recent two years for which such statements and reports exist with respect to any Pension Plan have been delivered or made available to Parent.

               (b) Neither the Company nor any of the Shareholders, and to the Knowledge of the Company, no other "disqualified person" (within the meaning of Section 4975 of the Code) or "party in interest" (within the meaning of Section 3(14) of the Code), has engaged in any non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA), nor, to the Knowledge of the Company, has any breach of fiduciary duty occurred, with respect to any of the ERISA Benefit Plans. Except as disclosed on Schedule 3.22(b), each of the ERISA Benefit Plans (i) has been administered in accordance with its terms and (ii) complies in form, and has been maintained in accordance, in each case in all material respects, with the requirements of ERISA and, where applicable, the Code. Except as disclosed on Schedule 3.22(b), the Company has no obligations under any of the ERISA Benefit Plans or otherwise to provide health benefits to its former employees, except as specifically required by law. The Company has at all times complied with the health care continuation requirements of Part 6 of Title I of ERISA. Except as disclosed on Schedule 3.22(b), each Pension Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or the remedial amendment period for obtaining such a determination letter will not have expired prior to the Closing Date, and to the Knowledge of the Company nothing has occurred and no condition exists that could cause the loss of such qualification. All contributions or payments that are due from the Company with respect to the ERISA Benefit Plans and Non-ERISA Commitments have been paid or are properly accrued on the Company's Financial Statements and any related insurance and third party administration contracts remain in full force and effect. There is no pending or to the Knowledge of the Company threatened claim in respect of any of the ERISA Benefit Plans or Non-ERISA Commitments other than routine claims for benefits in the ordinary course of business. The Company has not taken any action, nor has any event occurred, which has resulted or would likely result in any liability under Title IV of ERISA, including any withdrawal liability with respect to any "multiemployer plan" as defined in Section 4001(a) of ERISA, which liability would be a liability of the Parent or the Company following the Merger and would have a Material Adverse Effect on Parent or the Company.

         Section 3.23 Contracts. Except as set forth on Schedule 3.23 or any other Schedule hereto, the Company is not a party to or bound by:

               (a) any contract for the purchase, sale or lease of real property or any option to purchase or sell real property;

               (b) any indebtedness, obligation or liability for borrowed money, or liability for the deferred purchase price of property in excess of $10,000, or any instrument guaranteeing any indebtedness, obligation or liability, or any obligation to incur any of the foregoing;

               (c) any joint venture, partnership or other arrangement involving a sharing of profits involving the Company;

               (d) any agreement which includes provisions regarding minimum volumes or volume discounts, excluding outstanding price quotations which if terminated or breached would result in a Material Adverse Effect on the Company;

               (e) any agreement which is material to the Business and pursuant to which a rebate, discount, bonus, commission or other payment in excess of $10,000 with respect to the sale of any product of the Company will be payable by the Company after the Closing;

               (f) any guarantee of the obligations of the Company's customers, suppliers, officers, directors, employees or Affiliates or others;

               (g) any consignment, distributor, dealer, manufacturer's representative, sales agency, advertising representative or advertising or public relations contract which if terminated or breached would result in a Material Adverse Effect on the Company;

               (h) any agreement expressly or by implication limiting the Company's ability to engage in any business anywhere in the world;

               (i) any contract to which the Company is a party and which provides for, or relates to, any non-competition or confidentiality arrangement with any Person, including any current or former officer or employee of the Company;

               (j) any contract or group of related contracts for capital expenditures in excess of $10,000 for any single project or related series of projects; and

               (k) any other contract which involves payments or receipts by the Company of more than $10,000 during any calendar year period or more than $25,000 in the aggregate.

         Section  3.24 Status of Contracts.

               (a) Each of the leases, contracts and other agreements listed on Schedules 3.13, 3.16, 3.17, 3.22(a) and 3.23 (collectively, the "Material Contracts"), constitutes a valid and binding obligation of the Company and, to the Knowledge of the Company, the other parties thereto, and is in full force and effect and each of the Material Contracts (except as set forth in Schedule
3.24 and except for those Material Contracts which by their terms will expire prior to the Closing Date or will be otherwise terminated prior to the Closing Date in accordance with the provisions hereof) will continue in full force and effect after the Closing Date, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any material rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. The Company has fulfilled and performed its obligations under each of the Material Contracts in all material respects and the Company is not in, or, to the Knowledge of the Company, alleged to be in, breach or default under, nor is there or, to the Knowledge of the Company, is there alleged to be any basis for termination of any of the Material Contracts the effect of which would result in a Material Adverse Effect on the Company. To the Knowledge of the Company, no other party to any of the Material Contracts has breached or defaulted thereunder in any material respect. No event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or, to the Knowledge of the Company, by any other party the effect of which would result in a Material Adverse Effect on the Company. Except as set forth in
Schedule 3.24, the Company is not currently renegotiating any of the Material Contracts other than in the ordinary course of business or paying liquidated damages in lieu of performance thereunder.

               (b) Notwithstanding the provisions of Section 3.24(a), the FDC Contract constitutes a valid and binding obligation of the Company and is in full force and effect and will continue in full force and effect after the Closing Date, without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. Schedule 3.24 sets forth a description of the current status of and performance by the Company under the FDC Contract. The Company has fulfilled and performed its obligations under the FDC Contract and is not in or alleged to be in, breach or default under, nor is there alleged to be any basis for termination of any of the FDC Contract. To the Knowledge of the Company, no other party to the FDC Contract has breached or defaulted thereunder. No event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or, to the Knowledge of the Company, by any other party. The Company is not currently renegotiating the FDC Contract or paying liquidated damages in lieu of performance thereunder. A true and correct executed copy of the FDC Contract is attached hereto as Exhibit C.

         Section 3.25 No Violation, Litigation or Regulatory Action. Except as set forth on Schedule 3.25:

               (a) The Company has complied in all material respects with all laws, regulations or rules of any Governmental Body which are applicable to the Company and there are no writs, injunctions, ordinances, franchises, decrees, stipulations, judgments or awards which are applicable to the Business or to which the Company or any of its properties are subject or bound;

               (b) No notice has been served upon the Company by any Governmental Body or other person of any violation of any Requirements of Law or calling attention to the necessity of any work, repairs, new construction, installation or alteration of any real or personal property owned, leased or used by the Company;

               (c) There are no lawsuits, claims, suits, proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its officers, directors or any holder of an excess of five percent (5%) of Company Common Stock (a "Company 5% Stockholder") or investigations pending regarding the Company (or any of its officers, directors or Company 5% Stockholders) nor, to the Knowledge of the Company, is there any basis for any of the same, and there are no lawsuits, suits or proceedings pending or contemplated in which the Company is the plaintiff or claimant in which an adverse judgment against such party would result in a Material Adverse Effect on the Company; and

               (d) There is no action, suit or proceeding pending or, to the Knowledge of the Company, threatened which questions the legality or propriety of the transactions contemplated by this Agreement or the Merger Agreement.

         Section 3.26 Insurance. The Company maintains policies of fire and casualty, liability (general, products and other liability), workers' compensation, and other forms of insurance and bonds in such amounts and against such risks and losses as the Company deems adequate. Schedule 3.26 sets forth a list and brief description (including nature of coverage, limits, deductibles, premiums and the loss experience for the most recent three years with respect to each type of coverage) of all policies of insurance maintained, owned or held by the Company during the period from September 30, 1999 up to and including the date hereof. The Company shall keep or cause such insurance or comparable insurance to be kept in full force and effect through the Effective Time. The Company has complied with each of such insurance policies in all material respects and has not failed to give any notice or present any claim thereunder in a due and timely manner. Except as disclosed in Schedule 3.26, the full policy limits (subject to deductibles provided in such policies and the terms of such policies generally) are available and unimpaired under each such policy and to the Knowledge of the Company, no insurer under any of such policies has a basis to void such policy on grounds of non-disclosure on the part of the policyholder or the insured thereunder. Each of such policies is in full force and effect and will not in any material way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement. The Company has delivered or otherwise made available to Parent correct and complete copies of the most recent inspection reports, if any, received from insurance underwriters as to the condition of the Company's assets.

         Section 3.27 Environmental Protection. (a) Except as set forth in
Schedule 3.27, to the Knowledge of the Company, all real property (including underlying groundwater) whether currently or heretofore operated or leased by the Company has been, during any period of operation or leasing by the Company, and, to the extent currently operated or leased by the Company, continues to be in compliance with all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations, guidelines or any binding determinations of any Governmental Body (including consent decrees and administrative orders) relating to protection of the environment or public or worker health and safety (collectively, "Environmental Laws"), except where failure to be in such compliance would not result in a Material Adverse Effect on the Company.

               (b) Except as set forth in Schedule 3.27(b): (i) to the Knowledge of the Company, the Company's past and present operations have complied and are in compliance with all applicable Environmental Laws, except where failure to be in such compliance would not result in a Material Adverse Effect on the Company;
(ii) the Company has obtained all environmental, health and safety Governmental Permits necessary for the operation of its business, except where failure to obtain the same would not result in a Material Adverse Effect on the Company, and to the Knowledge of the Company all such Governmental Permits are in good standing and the Company is in compliance with all material terms and conditions of such permits, except where failure to be in such compliance would not result in a Material Adverse Effect on the Company; (iii) none of the Company, nor any of the Company's Facilities or its past or present operations, is subject to any on-going investigation by, order from or agreement with any Person (including without limitation any prior owner or operator of any Company property) respecting (A) any Environmental Laws, (B) any Remedial Action or (C) any claim of Losses and Expenses arising from the Release or threatened Release of a Contaminant into the environment; and (iv) the Company is not subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability under any Environmental Laws.

               (c) To the Knowledge of the Company there has been no Release by the Company of any Contaminant on, in, under or from any Facility now or previously owned by the Company.

               (d) To the Knowledge of the Company, the Company is not liable for the environmental liabilities of any third party, whether by contractual agreement or operation of law.

               (e) Schedule 3.27(e) sets forth a true and complete list of each Facility previously operated or leased by the Company.

         Section 3.28 Customers and Suppliers. Except as set forth in Schedule 3.28, to the Knowledge of the Company, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the Company with any customer or group of customers or supplier or group of suppliers which would result in a Material Adverse Effect on the Company.

         Section 3.29 Shareholders' Assets. None of the Shareholders owns, directly or indirectly, any assets or properties relating to or used by the Company in the Business.

         Section 3.30 No Finder. The Company has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

         Section 3.31 Transactions with Affiliates. Except as set forth on
Schedule 3.31, no officer, director or other Affiliate of the Company (including spouses, children and other relatives of any of the foregoing) is a party to any agreement, contract, arrangement or transaction with the Company or has any interest in any property (real or personal or mixed, tangible or intangible) owned or leased by the Company.

       Section 3.32 Budget and Financial Projections. (a) Schedule 3.32 sets forth (i) as of the date hereof the budgets of capital, payroll and other expenditures of the Company prepared in the ordinary course of business for the fiscal year ending December 31, 2002 (collectively, the "Budget") and (ii) the total capital expenditures through December 31, 2002, if any, for each capital expenditure project for which funds are proposed to be expended during such fiscal year.

              (b) The Company has made available to Parent certain financial projections with respect to the Company, which projections were prepared for internal use only. The Company makes no representation or warranty regarding the accuracy of such projections or as to whether such projections will be achieved or otherwise, except that the Company represents and warrants that such projections were prepared in good faith and are based on assumptions believed by them to be reasonable.

       Section 3.33 Bank Accounts; Powers of Attorney; Minute Books. (a)
Schedule 3.33 sets forth a complete and correct list of all bank accounts and safe deposit boxes of the Company and persons authorized to sign or otherwise act with respect thereto as of the date hereof and a complete and correct list of all persons holding a general or special power of attorney granted by the Company and a complete and correct copy thereof.

              (b) True and complete copies of the minute books of the Company have been delivered to Parent. Such minute books contain true and complete records of all meetings and other corporate action taken by the Board of Directors and stockholders of the Company

       Section 3.34 Shareholder Meeting Notice. The Shareholder Meeting Notice to be prepared by the Company in accordance with Section 5.12 and used in connection with the Shareholders Meeting will, when prepared by the Company and distributed to the Shareholders, comply in all material respects with the provisions of the MGCL.

                                   ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF THE SIGNIFICANT SHAREHOLDERS

              Each Significant Shareholder, severally and not jointly, represents and warrants to Parent as follows:

       Section 4.1 Authority. Such Significant Shareholder has the capacity to enter into this Agreement, the Registration Rights Agreement, the applicable Employment Agreement and the applicable Stock Escrow Agreement, to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof. This Agreement, the Registration Rights Agreement, the applicable Employment Agreement and the applicable Stock Escrow Agreement when executed and delivered by a Significant Stockholder will constitute the valid and binding obligations of such Significant Shareholder, enforceable in accordance with its terms, subject to (a) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law, and (b) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally. Each Significant Shareholder has executed and delivered to the Company and Parent a written consent whereby such Significant Shareholder has indicated such Significant Shareholder's consent to and approval of the execution and delivery of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby and such Significant Shareholder has waived such Significant Shareholder's rights of appraisal under the MGCL with respect to the Merger and any rights such Significant Shareholder may have to pursue a claim against the members of the Company's Board of Directors for breach of fiduciary duty in approving the Merger.

       Section 4.2 Non-Contravention; Required Consents. Except as set forth on
Schedule 4.2 attached hereto, neither the execution of this Agreement, the Registration Rights Agreement, the applicable Employment Agreement and the applicable Stock Escrow Agreement by such Significant Shareholder nor the consummation of the transactions contemplated hereby or thereby (a) will result in the breach of any term or provision of, constitute a default under, or accelerate or change the performance otherwise required under, or result in the creation of any Encumbrance upon any Company Common Stock owned by such Significant Shareholder pursuant to, any agreement (including without limitation any loan agreement or promissory note), indenture, instrument, order, law or regulation to which such Significant Shareholder is a party or by which such Significant Shareholder is bound or (b) require the approval, consent, waiver, authorization or act of, or the making by such Significant Shareholder of any declaration, filing or registration with any third party or any Governmental Body.

       Section 4.3 Compliance with Law. Each Significant Shareholder acknowledges that the shares of Parent Common Stock to be delivered to such Significant Shareholder pursuant to this Agreement have not been and will not be registered under the Securities Act or any state securities laws (except as provided in the Registration Rights Agreement) and may not be resold without compliance with the Securities Act, any applicable state securities laws. Each Significant Shareholder further represents, warrants and covenants that (a) the shares of Parent Common Stock to be acquired by such Significant Shareholder pursuant to this Agreement are being acquired solely for his own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution, and (b) none of the shares of Parent Common Stock issued to such Significant Shareholder will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the Securities Act and the rules and regulations of the SEC and after full compliance with any applicable state securities laws.

       Section 4.4 Legal Counsel. Each Significant Shareholder understands that it is his, her or its responsibility to obtain its own legal and financial advisors (including tax advisors) with respect to this Agreement and the transactions contemplated hereby, and that Williams Mullen is representing only the Company in connection with this Agreement and not any individual Shareholder.

                                   ARTICLE V
                      ADDITIONAL AGREEMENTS OF THE PARTIES

       Section 5.1 Ordinary Course. The Company and the Significant Shareholders, severally (and not jointly), covenant that prior to the Closing, without Parent's written consent, the Company shall not:

              (a) subject to the exceptions expressly set forth herein, take or authorize any of the actions prohibited pursuant to Section 3.7(b);

              (b) issue or sell any shares of its capital stock of any class (other than pursuant to exercised options), or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe to, any shares of its capital stock of any class, or make any commitment to issue or sell any such shares or securities; provided, however, that upon written notice to Parent, the Company may issue up to 250,000 stock options pursuant to the Company Stock Plan to employees eligible for such stock options;

              (c) directly or indirectly solicit or negotiate with respect to any inquiries or proposals from any person relating to: (i) the merger or consolidation of the Company with any person; (ii) the direct or indirect acquisition by any person of any of the assets of the Company (other than the sale of assets in the ordinary course of business consistent with past practice, not otherwise prohibited by this

Section 5.1); or (iii) the acquisition of direct or indirect beneficial ownership or control of the Company or any securities thereof by any person; provided, however, that nothing contained herein shall prohibit the Board of Directors of the Company from furnishing information to, or entering into discussions or negotiations with (in each case pursuant to a confidentiality agreement), any Person in response to any unsolicited offer or proposal by such Person to acquire the Company pursuant to merger, consolidation, share exchange, business combination or other similar transaction or to acquire all or substantially all of the assets of the Company, if, and only to the extent that, the Board of Directors of the Company, after consultation with outside legal counsel (which may include regularly engaged outside legal counsel), determines in good faith that such action is required to comply with its fiduciary duties to the Shareholders pursuant to applicable law;

              (d) except as required by law or as is consistent with GAAP, prepare or file any Tax Return of the Company inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns of the Company in prior periods (including, without limitation, positions, elections or methods which would have the effect of deferring income to periods ending after the Closing Date or accelerating deductions to periods ending on or prior to the Closing Date); or

              (e) agree or commit to do or authorize any of the foregoing.

       Section 5.2 Access Prior to Closing; Certain Notices. (a) Upon reasonable notice, the Significant Shareholders and the Company and each of its directors, officers, legal and financial advisors and employees shall afford to Parent and its representatives (including, without limitation, its independent public accountants, banks or other lenders' representatives and attorneys) reasonable access during regular business hours from the date hereof through the Closing to any and all of the premises, properties, contracts, books, records, data and personnel of the Company or relating to its operations. The Significant Shareholders and the Company shall notify promptly Parent of any change or event which would reasonably be expected to result in a Material Adverse Effect on the Company.

              (b) The Company covenants that prior to the Closing the Company will promptly notify Parent of any notice or any pending, threatened or contemplated lawsuit, claim, suit, proceeding or Governmental Body investigation which, if existing on the date hereof, would have been disclosable pursuant to
Section 3.25(b) or (c).

       Section 5.3 Regulatory and Other Authorizations. Parent, the Company and the Significant Shareholders will act diligently and reasonably and cooperate in good faith with each other, to secure before the Closing Date, each consent, approval or waiver, in form and substance reasonably satisfactory to the Company or Parent, required to be obtained to satisfy the conditions set forth in
Section 6.1 and Section 6.2 below; provided, that, none of the Company, any of the Significant Shareholders, Parent or Mergerco shall have any obligation to pay any consideration in order to obtain any such consents or approvals.

       Section 5.4 Further Assurances. At any time and from time to time at or after the Closing, the parties agree to cooperate with each other, to execute and deliver such other documents, instruments of transfer or assignment, files, books and records and do all such further acts and things as may be reasonably required to carry out the transactions contemplated hereby.

       Section 5.5 Financial Statements.

              (a) The Company shall promptly provide to Parent copies of any financial statements prepared with respect to the Company as of a date or for a period subsequent to that reflected in the Company's Financial Statements.

              (b) Parent shall promptly provide to the Company copies of any financial statements prepared with respect to Parent as of a date or for a period subsequent to the date of this Agreement.

       Section 5.6 Delivery of Documents. Subject to the satisfaction of the conditions to their respective obligations contained in Article VI, the parties shall cause the delivery of the respective documents required to be delivered or caused to be delivered by them pursuant to Article VII.

       Section 5.7 Employees and Continued Operations.

              (a) In addition to entering into the Patanella Employment Agreement, the Schetina Employment Agreement, the Carlson Employment Agreement, and the Smith Employment Agreement, unless Parent obtains the consent of Joe Patanella (which consent shall not be unreasonably withheld), Parent shall hire, offer employment or otherwise continue the work and employment of all employees of the Company (only to the extent such employment is accepted by such employees) on the same or substantially similar terms as they existed immediately preceding the Closing Date, including with respect to terms of employment, position, duties and responsibilities, work location, rate of pay or salary, level and coverage of benefits, and other aspects of employment, provided, however, such obligation shall continue only for a period of nine months after the Closing, subject to Parent's right to terminate employees that have violated Parent's internal policies or procedures, consistently applied. As a condition to such employment with Parent, each of the Company's current employees shall execute Parent's standard confidentiality and non-disclosure agreement as set forth on Schedule 5.7(a) hereto.

              (b) Parent shall not (without the consent of Joe Patanella which consent shall not be unreasonably withheld) permanently or temporarily shut down or materially alter the Business and shall use its best efforts to assure the continued operation and financial success of the Company and the Business for a period of nine months after the Closing, including but not limited to preserving intact the business of the Company and maintaining good relationships with suppliers and customers and others having business relations with the Company. Furthermore, without limiting the foregoing, following the Closing, Parent shall provide the Company with adequate working capital to fund the Business for a period of not less than nine months as set forth on Schedule 5.7(b).

              (c) Upon execution of this Agreement and until the Closing or termination hereof, Parent shall provide the Company working capital advances in such amounts and at such increments as set forth in Schedule 5.7(c) (the "Working Capital Advances"), pursuant to an agreement in the form attached hereto as Exhibit D.

       Section 5.8 Use of Trade Names. Parent and Surviving Corporation and their Affiliates shall, after the Effective Time, have the exclusive and royalty-free right to use the names "TrustWave" and "Trustkeeper" in connection with the goods and services currently offered by the Company.

       Section 5.9 Transfer of Company Common Stock; Agreement to Vote for
Merger.

              (a) Each Significant Shareholder covenants that prior to the Closing, without Parent's written consent, such Significant Shareholder shall not (i) sell, transfer, mortgage, pledge, otherwise dispose of or suffer to be imposed any Encumbrance on any share of Company Common Stock held by such Significant Shareholder or (ii) grant to any person (other than Parent or Mergerco) any proxy or other right to vote any shares of Company Common Stock held by such Significant Shareholder or over which such Significant Shareholder exercises voting power in a manner that would be inconsistent with its covenants set forth in this Agreement.

              (b) Each Significant Shareholder hereby agrees to vote, or cause there to be voted, at the Shareholders Meeting, or any adjournment thereof, any and all shares of Company Common Stock held by such Significant Shareholder or over which such Significant Shareholder exercises voting power to approve the Merger Agreement and the Merger.

       Section 5.10 Preserve Accuracy of Representations and Warranties. Between the date hereof and the Closing Date, each of the parties hereto shall refrain from taking any action which would render any of its, his or her respective representations or warranties contained in Article II, III, or IV of this Agreement inaccurate as of the Closing Date, after taking into effect any amendments or supplements to the Parent Disclosure Schedules delivered by Parent pursuant to Section 5.18. Each party shall promptly notify the other of any action, suit or proceeding that has been instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement or the Merger Agreement.

       Section 5.11 Notification by the Parties of Certain Matters. Each of the parties hereto shall promptly advise the other parties hereto in writing of (i) any change or event having a Material Adverse Effect on such party, (ii) any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement, and (iii) any material default under any Material Contract or event which, with notice or lapse of time or both, would become such a default on or prior to the Effective Time and of which the Company has Knowledge.

       Section 5.12 Necessary Actions. Parent, Mergerco, the Company and the Significant Shareholders shall use all reasonable efforts to effect the Merger as promptly as possible after the date hereof including, but not limited to, holding a special meeting of the Shareholders at which the Merger Agreement and the Merger will be considered for approval (the "Shareholders Meeting"). The Company shall prepare a notice of the Shareholders Meeting (the "Shareholder Meeting Notice"), as promptly as possible after the date hereof and shall submit the proposed Shareholder Meeting Notice to Parent and its counsel not less than 5 days prior to submitting the Shareholder Meeting Notice to the Shareholders. The Company covenants and agrees that at the time of mailing of the Shareholder Meeting Notice to the Shareholders, at the time of the Shareholders Meeting and at the Effective Time the Shareholder Meeting Notice shall comply in all material respects with the MGCL. The Company and the Significant Stockholders shall use all reasonable efforts to hold the Shareholders Meeting before January 23, 2003. The Shareholder Meeting Notice and the submission thereof to the Shareholders, the Board of Directors meeting approving this Agreement, the Merger Agreement, the Merger and authorizing submission of the Merger for approval of Shareholders and the Shareholders Meeting shall each comply in all material respects with the requirements of the MGCL and the Company's Articles of Incorporation and By-laws and all other applicable laws, including all common laws and all applicable rules and regulations of Governmental Bodies.

       Section 5.13 No Assurance of IPO. The Company and the Significant Shareholders acknowledge and agree:

              (a) that there exists no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written, that an IPO (or any other public offering of the capital stock of Parent) will occur at a particular price or within a particular range of prices or occur at all;

              (b) that neither Parent, any of its subsidiaries, any of their respective officers, directors, agents or representatives nor any prospective underwriter shall have any liability to the Company, any Shareholder or any other person or entity affiliated or associated with the Company for any failure of an IPO (or any other public offering of the capital stock of Parent) to occur at a particular price or within a particular range of prices or to occur at all; and

              (c) that the decision of each Significant Shareholder to enter into this Agreement, or the decision of each Shareholder to vote in favor of or consent to the proposed Merger, has been or will be made independent of, and without reliance upon, any statements, opinions or other communications, or due diligence investigations which have been or will be made or performed by any prospective underwriter or by Parent personnel, relative to Parent or any possible IPO (or any other public offering of the capital stock of Parent).

       Section 5.14 Reorganization. Subject to Section 1.1, during the period from the date of this Agreement through the Effective Time, unless the other parties hereto shall otherwise agree in writing, none of Parent, Mergerco, the Company, the Significant Shareholders or any of their respective subsidiaries shall knowingly take or fail to take any action which action or failure would cause the Merger to fail to qualify as a reorganization within the meaning of
Section 368(a) of the Code.

       Section 5.15 Taxes. (a) Any stock transfer Taxes, sales Taxes, use Taxes, real estate transfer or gains Taxes, or other similar Taxes applicable to the Company, the Surviving Corporation or the Shareholders and attributable to the Merger shall be paid by the Significant Shareholders. Parent agrees to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns with respect to, such Taxes. The Significant Shareholders shall provide reimbursement for any Tax paid by Parent all or a portion of which is the responsibility of the Significant Shareholders in accordance with the terms of this Section 5.15. Within a reasonable time prior to the payment of any said Tax, the party paying such Tax shall give notice to the other party of the Tax payable.

              (b) After the Closing Date, each of the Significant Shareholders shall (and cause their respective Affiliates to):

              (i) at Parent's request, assist Parent in preparing any Tax Returns which Parent is responsible for preparing and filing;

              (ii) cooperate fully in preparing for and participating in any audits of, requests for information from, or disputes with taxing authorities regarding, any Tax Returns or Taxes assessed in respect of the Company; and

              (iii) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period.

              (c) Notwithstanding anything to the contrary in this Agreement, the obligations of the Significant Shareholders set forth in this Section 5.15 shall be unconditional and absolute and shall remain in effect without limitation as to time.

       Section 5.16 Promissory Note. Prior to the Effective Time, the Company shall use commercially reasonable efforts to restructure the Promissory Note, to Parent's reasonable satisfaction, in order to extend the term of the Promissory Note and remove the provisions of the Promissory Note relating to the conversion of the Promissory Note into Company Common Stock.

       Section 5.17 Indebtedness. The Company shall use commercially reasonable efforts to restructure all monies lent (other than the Promissory Note) or debts owed by the Company to any of its employees or third parties, in each case, to Parent's reasonable satisfaction.

       Section 5.18 Update of the Parent Disclosure Schedules. Subsequent to the Patron Holdings Merger, but not later than ten business days prior to the Effective Date, Parent shall supplement or amend the Parent Disclosure Schedules as necessary to reflect any and all facts, conditions, occurrences, changes and other matters, in each case occurring solely and directly as a result of the Patron Holdings Merger, which are necessary to correct any information in such Parent Disclosure Schedules which has been rendered inaccurate thereby and/or that has caused or may cause Parent's representations and warranties contained herein not to be true and correct in all respects. Any such supplement or amendment to the Parent Disclosure Schedules shall, as of the date of delivery to the Company, be deemed to constitute a part of Parent's representations and warranties set forth in this Agreement and, from and after any such supplement or amendment, the accuracy or completeness of Parent's representations and warranties and the Parent Disclosure Schedules shall be determined by reference to the representations, warranties and Parent Disclosure Schedules, as so supplemented or amended.

       Section 5.19 Patron Holdings Merger. The parties hereto agree to negotiate in good faith any amendments to this Agreement, the Exhibits and the Merger Agreement deemed necessary by the parties hereto to effect the transactions contemplated hereby following the completion of the Patron Holdings Merger.

       Section 5.20 Governance Matters. The Board of Directors of Parent shall take all necessary action such that, as of the Effective Time, the Board of Directors of Parent shall be increased by one directorship, consisting of one additional directorship with respect to the class of directors to be elected in 2004. The Board of Directors of Parent shall take all necessary action such that the individual named on Schedule 5.20 is elected to fill the newly created directorship immediately after the effectiveness of such directorship.

       Section 5.21 Employee Bonuses. Subsequent to the Closing Date, Parent shall or shall cause the Surviving Corporation to, pay bonuses to certain employees of the Company in the amounts specified on Schedule 5.21 (the "Company Bonus Payments"); provided, that such amounts will be reduced by the Company to the extent that prior to the Effective Time any such employee exercises any of the Company Stock Options listed on Schedule 5.21.

       Section 5.22 Section 341 Election. Prior to the Closing, the Company will file a consent with the Internal Revenue Service pursuant to Section 341 of the Code to have Section 341(f)(2) of the Code apply to any disposition by it of subsection (f) assets as provided in that section.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

       Section 6.1 The Company's and the Significant Shareholders' Conditions to Close. The obligations of the Company and the Significant Shareholders under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, but compliance with any or all of such conditions may be waived, in writing, by the Company or the Significant Shareholders, as the case may be:

              (a) The representations and warranties of Parent contained in this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date (except to the extent that they expressly relate to an earlier date);

              (b) Parent shall have performed and complied with all of the covenants and agreements contained in this Agreement (other than in Section 5.6) in all material respects and satisfied all of the conditions required by this Agreement to be performed or complied with or satisfied by Parent at or prior to the Closing;

              (c) Parent and the Company shall have received all approvals and actions of or by all Governmental Bodies, which are necessary to consummate the transactions contemplated hereby;

              (d) On the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or Governmental Body in effect that restrains or prohibits the consummation of the transactions contemplated by this Agreement or the Merger Agreement;

              (e) No action, suit or proceeding shall have been instituted by any person or entity (other than the Company or any Significant Shareholder), or threatened by any Governmental Body, before a court or Governmental Body, to restrain or prevent the carrying out of the transactions contemplated by this Agreement and the Merger Agreement;

              (f) The Merger and the Merger Agreement shall have been duly approved by the affirmative vote of the holders of not less than two-thirds of the shares of Company Common Stock outstanding and entitled to vote with respect thereto;

              (g) Parent and Mergerco shall have executed and delivered to the respective party thereto the Patanella Employment Agreement, the Schetina Employment Agreement, the Carlson Employment Agreement and the Smith Employment Agreement;

              (h) Parent shall have executed and delivered to the Shareholders the Registration Rights Agreement, as amended, in the form attached hereto as Exhibit E (the "Registration Rights Agreement");

              (i) Parent shall have executed and delivered to the Shareholders the Post-Closing Notes;

              (j) Patrick Allin shall have entered into a Stock Escrow Agreement, in the form of Exhibit K hereto (the "Allin Escrow Agreement"), Brett Newbold shall have entered into a Stock Escrow Agreement, in the form of Exhibit L hereto (the "Newbold Escrow Agreement"), and Rich Linting shall have entered into a Stock Escrow Agreement, in the form of Exhibit M hereto (the "Linting Escrow Agreement") and Parent shall have executed and delivered to the respective party thereto the Allin Stock Escrow Agreement, the Newbold Stock Escrow Agreement, the Linting Stock Escrow Agreement, the Patanella Stock Escrow Agreement and the Schetina Stock Escrow Agreement;

              (k) Parent shall have settled any outstanding disputes with Lok Technology, Inc., a Delaware corporation;

              (l) A certificate, dated as of the Closing, signed by an officer of Parent to the effect set forth in clauses (a) through (f), inclusive, of this
Section 6.1;

              (m) The Trust Agreement shall have been terminated;

              (n) Receipt by the Company and the Significant Shareholders of a valuation opinion issued by a financial advisor reasonably acceptable to such parties and their legal counsel and in a form reasonably acceptable to such parties and their legal counsel opining as to the per share value of the shares of Parent Common Stock issued on the Closing Date pursuant to Section 1.4(a)(i);

              (o) There shall not have occurred any change which would or would be reasonably likely to have a Material Adverse Effect on Parent and Parent shall have operated in all material respects with the business plan attached hereto as Exhibit J;

              (p) The Employment Agreements executed by each of Patrick Allin, Chief Executive Officer of Parent, Richard Linting, President of Services of Parent, and Brett Newbold, President of Products of Parent, each attached hereto as Exhibit P, shall be in full force and effect;

              (q) The FDC Contract shall be in full force and effect and no party thereto shall be in default thereunder and neither Bankcard Investigative Group Inc., a Delaware corporation, nor any of its Affiliates, shall have objected in writing to the transfer of the FDC Contract or otherwise indicated in writing an intention to terminate or modify the FDC Contract in any manner;

              (r) The Company shall have received an opinion, dated the Closing Date, from Williams Mullen, based upon such information as Williams Mullen deems necessary or appropriate dated the Closing Date (and which the parties agree to provide as reasonably requested by counsel, including making reasonable representations), to the effect that the Merger will qualify as a tax-free reorganization under the provisions of Section 368(a)(1)(A) of the Code;

              (s) The shareholders of Patron Holdings shall have approved the Patron Holdings Merger and Parent and Patron Holdings shall have effected the Patron Holdings Merger;

              (t) Parent shall have consummated one or more additional rounds of financing and shall have received at least $10,000,000 in connection therewith in the form of equity or convertible debt; and

              (u) The Company shall have received an opinion of counsel to Parent, dated the Closing Date, substantially in the form attached hereto as Exhibit Q.

       Section 6.2 Parent's Conditions to Close. The obligations of Parent under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, but compliance with any or all of any such conditions may be waived, in writing, by Parent:

              (a) The representations and warranties of the Company and the Significant Shareholders contained in this Agreement shall be true and correct on the date hereof in all material respects and on the Closing Date (except to the extent that they expressly relate to an earlier date);

              (b) The Company and the Significant Shareholders shall have performed and complied with all the covenants and agreements contained in this Agreement (other than Section 5.6), in all material respects, and satisfied all the conditions required by this Agreement to be performed or complied with or satisfied by it or them at or prior to the Closing;

              (c) Parent and the Company shall have received all approvals and actions of or by all Governmental Bodies, which are necessary to consummate the transactions contemplated hereby;

              (d) On the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or Governmental Body in effect that restrains or prohibits the consummation of the transactions contemplated by this Agreement or the Merger Agreement;

              (e) No action, suit or proceeding shall have been instituted by any person or entity (other than Parent), or threatened by any Governmental Body, before a court or Governmental Body, to restrain or prevent the carrying out of the transactions contemplated by this Agreement and the Merger Agreement;

              (f) The Merger and the Merger Agreement shall have been duly approved by the affirmative vote of the holders of not less than two-thirds of the shares of Company Common Stock outstanding and entitled to vote with respect thereto;

              (g) The Company shall have received all necessary consents or approvals, in form and substance reasonably satisfactory to Parent, to the transactions contemplated by this Agreement as specified in Schedules 3.5 and
3.24 attached hereto, unless failure thereof would not result in a Material Adverse Effect on the Company, including, but not limited to, all necessary consents or approvals, if any, in form and substance reasonably satisfactory to Parent, necessary for the assignment of the FDC Contract to the Surviving Corporation;

              (h) The shares of Company Common Stock representing Dissenting Shares shall be no more than three percent (3%) of the issued and outstanding shares of Company Common Stock immediately prior to the Effective Time;

              (i) Since the Balance Sheet Date, there shall not have occurred any change which would have or would be reasonably likely to have a Material Adverse Effect with respect to the Company;

              (j) Joe Patanella shall have entered into an Employment Agreement, in the form of Exhibit F hereto (the "Patanella Employment Agreement"), Erik Schetina shall have entered into an Employment Agreement, in the form of Exhibit G hereto (the "Schetina Employment Agreement"), Jacob Carlson shall have entered into an Employment Agreement, in the form of Exhibit H hereto (the "Carlson Employment Agreement") and Phil Smith shall have entered into an Employment Agreement, in the form of Exhibit I hereto (the "Smith Employment Agreement");

              (k) The Shareholders shall have executed and delivered to Parent the Registration Rights Agreement;

              (l) Joe Patanella shall have entered into a Stock Escrow Agreement, in the form of Exhibit N hereto (the "Patanella Escrow Agreement") and Eric Schetina shall have entered into a Stock Escrow Agreement, in the form of Exhibit O hereto (the "Schetina Escrow Agreement");

              (m) Certificates, dated as of the Closing, signed by the Significant Shareholders and by the President of the Company, respectively, to the effect set forth in clauses (a), (b), and (i) of this Section 6.2, with the Certificate signed by the President of the Company to be to the additional effect set forth in clauses (c) through (i), inclusive, of this Section 6.2;

               (n) The Company shall have used commercially reasonably efforts to attempt to restructure the Promissory Note in accordance with Section 5.16;

               (o)  The Trust Agreement shall have been terminated; and

               (p) The FDC Contract shall be in full force and effect and no party thereto shall be in default thereunder and neither Bankcard Investigative Group Inc., a Delaware corporation, nor any of its Affiliates, shall have objected in writing to the transfer of the FDC Contract or otherwise indicated in writing an intention to terminate or modify the FDC Contract in any manner.

                                   ARTICLE VII
                                   THE CLOSING

     Section 7.1 Deliveries by the Company and the Significant Shareholders. At the Closing, the Company and the Significant Shareholders shall deliver the following to Parent, as the case may be:

          (a) (i) A certificate of status as of a recent date from the Maryland Secretary of State stating that the Company is a domestic corporation organized and in good standing under the laws of Maryland and has not filed articles of dissolution and (ii) a certificate of good standing as of a recent date from the Delaware Secretary of State, the West Virginia Secretary of State and the Washington Secretary of State, each stating that the Company is a foreign corporation authorized to do business in that state, has filed the most recent annual report required to be filed by it and has not filed articles of dissolution;

          (b) Copies of duly adopted resolutions of the Board of Directors of the Company and the Shareholders approving the Merger and the execution, delivery and performance of this Agreement and the Merger Agreement and the other agreements and instruments contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of the Company;

          (c) The duly executed Merger Agreement;

          (d) The duly executed Employment Agreements;

          (e) The duly executed Registration Rights Agreement;

          (f) The duly executed Post-Closing Notes;

          (g) The duly executed Stock Escrow Agreements;

          (h) The certificate described in Section 6.2(m);

          (i) A true and complete copy of the Articles of Incorporation, as in effect on the Closing Date, of the Company, certified by the Secretary of State of the State of Maryland, and a true and complete copy of the By-laws, as in effect on the Closing Date, of the Company, certified by the Secretary of the Company;

          (j) Certificates representing all of the issued and outstanding shares of Company Common Stock, together with duly executed stock powers;

          (k) The Promissory Note, as restructured in accordance with Section 5.16;

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

          (l) Documentation deemed adequate by Parent demonstrating the satisfaction by the Company of the requirements of Section 5.17; and

          (m) The Company Legal Expense Report (to be delivered two business days prior to the Closing).

     Section 7.2 Parent's Deliveries. At the Closing, Parent shall deliver the following to the Company and the Significant Shareholders:

          (a) Certificate of good standing from the Secretary of State of the State of Delaware stating that Parent is a validly existing corporation in good standing;

          (b) Certificate of good standing from the Secretary of State of the State of Maryland stating that Mergerco is a validly existing corporation in good standing;

          (c) Copies of duly adopted resolutions of Parent's and Mergerco's Boards of Directors approving the execution, delivery and performance of this Agreement and the Merger Agreement, certified by the Secretary or an Assistant Secretary of Parent or Mergerco;

          (d) The duly executed Merger Agreement;

          (e) The duly executed Employment Agreements;

          (f) The duly executed Registration Rights Agreement;

          (g) The duly executed Post-Closing Notes;

          (h) The duly executed Stock Escrow Agreements;

          (i) The certificate described in Section 6.1(l);

          (j) Documentation deemed adequate by the Company demonstrating satisfaction by Parent of the requirements of Section 6.1(k);

          (k) A true and complete copy of the Certificate of Incorporation as in effect on the Closing Date, of Parent, certified by the Secretary of State of the State of Delaware, and a true and complete copy of the By-laws, in effect on the Closing Date, of Parent, certified by the Secretary of the Parent;

          (l) The valuation opinion pursuant to Section 6.1(n); and

          (m) Certificates representing all of the shares of Parent Common Stock to be issued pursuant to Section 1.4(a)(i).

                                  ARTICLE VIII
                                 INDEMNIFICATION

     Section 8.1 Indemnification by Significant Shareholders. As Parent's, Mergerco's and the Surviving Corporation's sole and exclusive remedy for all matters arising under and related to this Agreement, the Merger Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby (other than equitable remedies related to fraud) and subject to the limitations set forth herein, each of the Significant Shareholders, severally (and not jointly), agrees to indemnify and hold harmless Parent and the Surviving Corporation from and against any and all Losses and Expenses incurred by Parent or the Surviving Corporation in connection with or arising from:

          (a) any breach by any Significant Shareholder or the Company of, or other failure by any Significant Shareholder or the Company to perform, any of the covenants of any Significant Shareholder or the Company contained in this Agreement or in any other agreement (other than the Employment Agreements) executed and delivered by or on behalf of any Significant Shareholder or the Company pursuant to this Agreement or in any certificate or other document delivered by any Significant Shareholder or the Company pursuant to this Agreement;

          (b) any breach of any warranty or the inaccuracy of any representation of the Company or any Significant Shareholder contained in this Agreement or any certificate or other document delivered by or on behalf of the Company or any Significant Shareholder pursuant to this Agreement; and

          (c) any and all stock transfer Taxes or gains Taxes, sales Taxes, or other similar Taxes imposed by the State of Maryland or any other state, or any political subdivision thereof, as a result of the transactions contemplated by this Agreement or the Merger Agreement;

provided, however, that the Significant Shareholders shall not be required to indemnify and hold harmless Parent or the Surviving Corporation under this
Section 8.1 with respect to any Loss and Expense incurred by Parent or the Surviving Corporation as a result of any breach, inaccuracy, proceeding or other situation described in paragraphs (a), (b) and (c) of this Section 8.1 (other than any fraudulent breach or inaccuracy) until the aggregate amount of all Loss and Expense incurred by Parent or the Surviving Corporation (or by them collectively) with respect to paragraph (b) exceeds $100,000; provided, further, that if such Loss and Expense incurred by Parent or the Surviving Corporation (or by them collectively) exceeds $100,000, then Parent and the Surviving Corporation shall be indemnified against any and all such Loss and Expense incurred hereunder in excess of $100,000; provided, further, that the aggregate amount to be paid by each Significant Shareholder pursuant this Section 8.1 shall not exceed the total aggregate amount of Merger Consideration received by such Significant Shareholder. Parent and the Surviving Corporation acknowledge and agree that the obligation to indemnify and hold harmless pursuant to this
Section 8.1 is a several (and not joint) obligation of each of the Significant Shareholders. The Significant Shareholders acknowledge and agree that the obligation to indemnify and hold harmless pursuant to this Section 8.1 is an obligation solely of the Significant Shareholders and that, from and after the Closing, none of the Significant Shareholders shall have any right of contribution from the Company or the Surviving Corporation, its successors, or any assigns of any of them in respect of the obligations of the Significant Shareholders under this Section 8.1 and that the right to recover from the Significant Shareholders shall not require Parent to seek any recovery from the Company or the Surviving Corporation in respect of any Loss or Expense. In the event that Parent or the Surviving Corporation is entitled to indemnification in respect of any Loss or Expense pursuant to this Section 8.1, the Significant Shareholders may satisfy any and all such claims, in each Significant Shareholder's sole and absolute discretion, with cash and/or shares of Parent Common Stock. Each share of the Parent Common Stock shall be deemed to have a value equal to its Fair Market Value. "Fair Market Value" means as to each share of Parent Common Stock, (i) the closing sales price if such security is listed on a national securities exchange, or if not, reported on the NASDAQ National Market System, or if there have been no sales on any such exchange or the NASDAQ National Market System on any day, the average of the highest bid and lowest asked prices at the end of such day, or if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Fair Market Value" is being determined and the 20 consecutive business days prior to such day; provided, that, if such security is listed on any national securities exchange, the term "business days" as used in this sentence means business days on which such exchange is open for trading and (ii) as to any security not listed on any national securities exchange or the NASDAQ National Market System or quoted in the NASDAQ System or the domestic over-the-counter market, the fair value thereof determined in good faith by the mutual agreement of Parent and the Significant Shareholders or, if Parent and the Significant Shareholders are unable to agree, by an investment banker or valuation service selected by Parent (the fees and costs of which investment banker or valuation service shall be shared equally by Parent and the Significant Shareholders).

     Section 8.2 Indemnification by Parent. Parent and the Surviving Corporation jointly and severally agree to indemnify and hold harmless each Significant Shareholder from and against any and all Losses and Expenses incurred by such Significant Shareholder in connection with or arising from:

          (a) any breach by Parent or Mergerco of, or other failure by Parent or Mergerco to perform, any of the covenants of Parent or Mergerco contained in this Agreement or in any other Agreement (other than the Employment Agreements) executed on behalf of Parent or Mergerco pursuant to this Agreement or in any certificate or other document delivered by Parent or Mergerco pursuant to this Agreement; and

          (b) any breach of any warranty or the inaccuracy of any representation of Parent or Mergerco contained in this Agreement or any certificate or other document delivered on behalf of Parent or Mergerco pursuant to this Agreement;

provided, however, that Parent and the Surviving Corporation shall not be required to indemnify and hold harmless under this Section 8.2 with respect to any Loss or Expense incurred as a result of any breach, inaccuracy, proceeding or other situation described in paragraphs (a) and (b) of this Section 8.2 (other than fraudulent breach or inaccuracy) until the aggregate amount of all Loss and Expense incurred by the Significant Shareholders with respect to paragraph (b) exceeds $20,000; provided further that if such Loss and Expense incurred by the Significant Shareholder exceeds $20,000, then the Significant Shareholders shall be indemnified against all such Loss and Expense incurred hereunder in excess of $20,000; provided, further, that the aggregate amount to be paid by Parent pursuant to this Section 8.2 shall not exceed the total amount of Merger Consideration received by each Significant Shareholder, in the aggregate.

     Section 8.3  Notice of Claims.

          (a) If Parent or any Significant Shareholder believes that it or, with respect to Parent, the Surviving Corporation (along with Parent and the Significant Shareholders, as applicable, the "Indemnified Party") has suffered or incurred any Loss or incurred any Expense, the Indemnified Party shall so notify the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") promptly in writing describing such Loss or Expense, the amount thereof, if known, and the method of computation of such Loss or Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement or other agreement, instrument or certificate delivered pursuant hereto in respect of which such Loss or Expense shall have occurred. If any action at law or suit in equity is instituted by or against a third party with respect to which the Indemnified Party intends to claim any liability or expense as Loss or Expense under this Article VIII, the Indemnified Party shall promptly notify the Indemnitor of such action or suit.

          (b) The amount to which an Indemnified Party shall be entitled under this Article VIII shall be determined: (i) by written agreement between the Indemnified Party and the Indemnitor; (ii) by arbitration in accordance with
Section 10.14 hereof; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree. The judgment or decree of a court, or binding arbitration award, shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of the Loss and Expense suffered by it.

          (c) Notwithstanding the foregoing, the failure of any person hereto to give any notice described in this Section 8.3 shall not relieve any party hereto of its obligations hereunder, except to the extent such failure shall have prejudiced such party.

          (d) In calculating any Loss or Expense, there shall be deducted any insurance recovery in respect thereof (and no right of subrogation shall accrue hereunder to any insurer).

          (e) Any indemnification payment under this Article VIII shall be made on an After-Tax Basis.

          (f) Except with respect to any fraud claims as to which the limitations set forth in this paragraph shall not apply, Parent and the Significant Stockholders shall not be required to indemnify, exculpate and hold the other harmless pursuant to this Article VIII, unless Parent, the Surviving Corporation or the Significant Stockholders, as the case may be, have asserted a claim(s) with respect to such matters in accordance with the procedures set forth herein within twelve (12) months from the Effective Date.

     Section 8.4 Third Party Claims. (a) Subject to Section 8.4(b), any Indemnified Party under this Article VIII shall have the right to conduct and control, through counsel of its choosing, any third party claim, action, suit, proceeding, investigation or other claim giving rise to a claim for indemnification hereunder (a "Third Party Claim") and the Indemnified Party may compromise or settle the same, provided that the Indemnified Party shall give the Indemnitor at least 10 days' advance notice of any proposed compromise or settlement. The Indemnified Party shall permit the Indemnitor to participate in the defense of any Third Party Claim through counsel chosen by it, provided that the fees and expenses of such counsel shall be borne by the Indemnitor. Subject to Section 8.4(b), any compromise or settlement with respect to a claim for money damages effected after the Indemnitor by notice to the Indemnified Party shall have disapproved such compromise or settlement shall discharge the Indemnitor from liability with respect to the subject matter thereof, and no amount in respect thereof shall be claimed as Loss or Expense under this Article VIII.

          (b) If the remedy sought in any Third Party Claim is solely money damages and will have no continuing effect on the business, reputation or future business prospects of any Indemnified Party, the Indemnitor shall have 15 days after receipt of the notice referred to in the last sentence of Section 8.3(a) to notify the Indemnified Party that it elects to conduct and control such Third Party Claim. If the Indemnitor gives the foregoing notice, the Indemnitor shall have the right to undertake, conduct and control, through counsel of its own choosing and at the sole expense of the Indemnitor, the conduct and settlement of such Third Party Claim, and the Indemnified Party shall cooperate with the Indemnitor in connection therewith; provided that (x) the Indemnitor shall not thereby permit to exist any lien, encumbrance or other adverse charge upon any asset of any Indemnified Party; (y) the

Indemnitor shall permit the Indemnified Party to participate in such conduct or settlement through counsel chosen by the Indemnified Party, but the fees and expenses of such counsel shall be borne by the Indemnified Party except as provided in clause (z) below; and (z) the Indemnitor shall agree promptly to reimburse the Indemnified Party for the full amount of any Loss arising from or relating to such Third Party Claim and all related Expense incurred by the Indemnified Party, except fees and expenses of counsel for the Indemnified Party incurred after the assumption of the conduct and control of such Third Party Claim by the Indemnitor. So long as the Indemnitor is contesting any such Third Party Claim in good faith, the Indemnified Party shall not pay or settle any such Third Party Claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such Third Party Claim without the Indemnitor's approval, provided that in such event the Indemnified Party shall waive any right to indemnity therefor by the Indemnitor, and no amount in respect thereof shall be claimed as Loss or Expense under this Article VIII.

                                   ARTICLE IX
                                   TERMINATION

     Section 9.1 Termination. This Agreement shall be terminated automatically in the event the Merger Agreement is terminated in accordance with its terms. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may also be terminated at any time prior to the Closing Date:

          (a)  By the mutual consent of the Company and Parent;

          (b) By the Company or Parent if the Closing shall not have occurred on or before February 28, 2003 (or such later date as shall be mutually agreed to in writing by the Company, the Significant Shareholders and Parent); provided that the party seeking termination is not in default or breach of this Agreement;

          (c) By the Company in the event of any material breach by Parent of any of its representations, warranties or covenants contained in this Agreement, which breach is not cured by Parent within 10 days after written notice of such breach;

          (d) By Parent in the event of any material breach by the Company or the Significant Shareholders of any of their respective representations, warranties and covenants contained in this Agreement, which breach would deprive Parent of the economic benefits of the transactions contemplated hereby (provided, that, Parent's right to indemnification by the Significant Shareholders pursuant to Section 8.1 for any such breach which does not deprive Parent of the economic benefits of the transactions contemplated hereby shall survive the Closing) and which breach is not cured by the Company or the Significant Shareholders within 10 days after written notice of such breach;

          (e) By the Company if the updated or supplemented Parent Disclosure Schedules delivered by Parent pursuant to Section 5.18 contain any facts, conditions, occurrences, changes and other matters which (A) had not been previously disclosed, (x) in the Parent Disclosure Schedules attached hereto as of the date hereof or (y) in any registration statement, prospectus, form, report or document required to be filed by Patron Holdings under the Securities Act or the Securities Exchange Act of 1934 prior to the date hereof and (B) when taken as a whole, would or would be reasonably likely to result in a Material Adverse Effect on Parent (provided, that, the Company's right to indemnification by Parent pursuant to Section 8.2 for any such facts, conditions, occurrences, changes or other matters which do not or are not reasonably likely to, when taken as a whole, result in a Material Adverse Effect on Parent shall survive the Closing); or

          (f)  By the Company if Parent fails to comply with the requirements of
Section 6.1(n).

     Section 9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to the preceding Section of this Agreement, all further obligations of the parties under this Agreement and the Merger Agreement shall be terminated without further liability of any party or its shareholders, directors or officers to the other parties, provided (a) that Section 10.1 shall survive any such termination and (b) that nothing herein shall relieve any party from liability for its willful breach of this Agreement or the Merger Agreement.

                                    ARTICLE X
                                  MISCELLANEOUS

     Section 10.1 Expenses.

          (a) No later than two business days prior to the Closing, the Company shall provide to Parent a good faith written estimate of the expenses and fees of counsel to the Company and the Significant Shareholders incurred by the Company or the Significant Shareholders in connection with the preparation, negotiation and execution of the Transaction Documents and consummation of the transactions contemplated hereby and thereby (the "Company Legal Expense Report"). At Closing, Parent shall pay $130,000 of the expenses and fees set forth on the Company Legal Expense Report and the remaining expenses and fees, if any, set forth on the Company Legal Expense Report shall be paid in accordance with the Merger Agreement and Section 1.4(a) hereof; provided, that, in the event that this Agreement is terminated by the Company pursuant to Sections 9.1(c), 9.1(e) or 9.1(f), Parent shall pay, in the aggregate, $130,000 of the expenses and fees of counsel to the Company and the Significant Shareholders incurred by the Company or the Significant Shareholders in connection with the preparation, negotiation and execution of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

          (b) Except as otherwise provided herein, Parent shall bear its own expenses and fees and commissions (including, but not limited to, all compensation and expenses of counsel, consultants and accountants) incurred in connection with its preparation, negotiation and execution of the Transaction Documents and consummation of the transactions contemplated hereby or thereby; provided, that, in the event that this Agreement is terminated by Parent pursuant to Sections 9.1(d), the Company shall pay, in the aggregate, $130,000 of the expenses and fees of counsel to Parent incurred by Parent in connection with the preparation, negotiation and execution of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

     Section 10.2 Notices. Any notices or other communications required under this Agreement shall be in writing, shall be deemed to have been given when delivered in person, by telex or telecopier, when delivered to a recognized next business day courier, or, if mailed, when deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, addressed as follows or to such other address as notice shall have been given pursuant hereto:

     If to the Significant Shareholders or the Company prior to Closing, to:

                       TrustWave Corp.
                       201 Defense Highway, Suite 205
                       Annapolis, MD  21401
                       Attention: J.L. Patanella, Chief Executive Officer
                       Telecopy:  (410) 571-8493

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

          and if to the Significant Shareholders after the Closing, to:

                       Joe Patanella
                       15B2 Spa Creek Landing
                       Annapolis, MD 21403

          and:

                       Erik Schetina
                       23 West 73/rd/ Street, Apt. 903
                       New York, NY 10023

          with a copy to:

                       Williams Mullen
                       8270 Greensboro Drive, Suite 700
                       McLean, Virginia 22102
                       Attention: Michael T. Bennett
                       Telecopy:  (703) 748-0244

          If to Parent or Mergerco, to:

                       Patron Systems, Inc.
                       212 West Kinzie Street
                       Chicago, Illinois 60610
                       Attention: Pat Allin, Chief Executive Officer
                       Telecopy:  (847) 295-7335

          with a copy to:

                       Sidley Austin Brown & Wood
                       Bank One Plaza
                       10 S. Dearborn
                       Chicago, Illinois 60603
                       Attention: Larry A. Barden
                       Telecopy:  (312) 853-7036

     Section 10.3 Assignment. Prior to the Effective Time, this Agreement may not be assigned, by operation of law or otherwise and any such attempt shall be null and void. Following the Effective Time, any party may assign any of its rights hereunder, but no such assignment shall relieve it of its obligations hereunder; provided, that, prior to the twelve month anniversary of the Effective Time this Agreement may not be assigned other than in connection with the merger, consolidation or sale of all or substantially all of the assets or equity interests of such party.

     Section 10.4 Interpretation; Schedules. The article and section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms. The parties understand and agree that any disclosure made in any Schedule hereto shall be deemed to be disclosed in every other Schedule hereto to the extent that a reasonable person would understand that information disclosed in such Schedule might reasonably apply to such other Schedule(s). The parties hereto acknowledge and agree that this Agreement and the Merger Agreement are being executed prior to and in contemplation of the Patron Holdings Merger and subsequent to the consummation of the Patron Holdings Merger this Agreement and the Merger Agreement shall be interpreted taking into account any supplements, amendments or modifications pursuant to Sections 5.18 and 5.19.

     Section 10.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument; and shall become binding when two or more counterparts have been signed by each of the parties hereto and delivered to each of Parent, Mergerco, the Significant Shareholders and the Company.

     Section 10.6 Amendment. This Agreement may not be amended, modified or supplemented except by a writing signed by an authorized representative of each of the parties hereto.

     Section 10.7 Entire Agreement. This Agreement and the Merger Agreement (including the Schedules and Exhibits attached hereto) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     Section 10.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

     Section 10.9 Survival. The covenants, agreements, representations and warranties of the Company, the Significant Shareholders or Parent made in or pursuant to this Agreement shall survive the Closing Date notwithstanding any investigation made or information obtained by or on behalf of Parent; provided, however, that the representations and warranties of the Company, the Significant Shareholders or Parent contained herein or in any certificate delivered with respect thereto (other than the representations and warranties contained in Sections 2.4 and 3.3, which shall terminate eighteen months after the Closing
Date) shall terminate twelve months after the Closing Date. Except as otherwise expressly provided in Article VIII, no claim shall be made for breach of any representation or warranty contained herein or in any certificate delivered with respect thereto under this Agreement after the date on which such representations and warranties shall terminate as set forth in this Section; provided, however, that nothing shall effect or otherwise limit the rights or obligations of the parties hereto under Article VIII in respect of any breach of any representation or warranty of the Significant Shareholders, the Company, Parent or Mergerco as to which a party has notified another party in accordance with Sections 8.1 or 8.2, as applicable or prior to the date such representations or warranties would otherwise terminate in accordance with this
Section 10.9.

     Section 10.10 Severability. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective in the jurisdiction involved to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

     Section 10.11 Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or a successor or permitted assign of such a party.

     Section 10.12 Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     Section 10.13 Restrictive Legend. The stock certificates evidencing all shares of Parent Common Stock issued pursuant to Section 1.4(a) shall bear a legend substantially in the form set forth below and containing such other information as Parent may deem necessary or appropriate:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SO REGISTERED OR UNLESS SOLD OR TRANSFERRED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

     Section 10.14 Governing Law; Arbitration. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Delaware.

          (i) Any dispute, controversy or claim arising out of or relating to this Agreement or its breach, interpretation, termination or validity, including any question whether a matter is subject to arbitration hereunder, is referred to herein as a "Dispute."

          (ii) If the parties fail to settle any Dispute within 30 days after any party has given notice to the other parties hereto of the claimed existence of a Dispute, the Dispute shall be resolved by a confidential, binding arbitration. All such Disputes shall be arbitrated in Washington, D.C. pursuant to the arbitration rules and procedures of J.A.M.S. Endispute before an arbitrator or arbitrators selected in the manner provided in such rules and procedures, except that the "Final Offer (or Baseball)" Arbitration Option shall not be used unless otherwise agreed in writing.

          (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction, and each party hereto consents and submits to the jurisdiction of such court for purposes of such action. The statute of limitations, estoppel, waiver, laches and similar doctrines, which would otherwise be applicable in any action brought by a party, shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed to the commencement of an action for those purposes. The Federal Arbitration Act shall apply to the construction, interpretation and enforcement of this arbitration provision. Each party shall bear its own expenses (including without limitation the fees and expenses of legal counsel and accountants) in connection with such arbitration and Parent and the Significant Shareholders shall each bear one-half of the arbitrators' fees and expenses, provided that the arbitral award shall allocate such fees and expenses of counsel, accountants, other advisors and arbitrators according to the relative success of the contesting parties in the arbitration, as determined by the arbitrators. The arbitrators shall award an amount equal to the actual monetary damages suffered by each contesting party, which may include interest costs incurred by such party, but the arbitrators shall not have the authority to award punitive damages.

     Section 10.15 Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 10.15 and shall be equally applicable to both the singular and plural forms.

     "Affiliate" shall mean: any person or entity (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity involved, including, without limitation, officers and directors, (b) that directly or beneficially owns or holds 5% or more of any equity interest in the person or entity involved, or (c) 5% or more of whose voting securities (or in the case of a person which is not a corporation, 5% or more of any equity interest) is owned directly or beneficially by the person or entity involved. As used herein, the term "control" shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through ownership of securities, by contract or otherwise.

     "After-Tax Basis" shall mean: with respect to any amount which is to be paid hereunder on an "After-Tax Basis," an amount which, after subtraction of the amount of all federal, state, local and foreign Taxes payable by the recipient thereof as a result of the receipt or accrual of such payment and, to the extent not taken into account in measuring the related Loss or Expense after taking into account (i) the increase in federal, state, local and foreign Taxes (including estimated Taxes) payable by such recipient for all affected taxable years in connection with or arising from the event or occurrence giving rise to such payment (the "Indemnified Event"), and (ii) the reduction in federal, state, local and foreign Taxes (including estimated Taxes) payable by the recipient for all applicable taxable years ending on or before the end of the taxable year in which such payment is made in connection with or arising from the Indemnified Event, shall be sufficient as of the date of payment to compensate the recipient for such Indemnified Event.

     "Aggregate Contingent Common Stock Consideration" means an amount equal to the Aggregate Contingent Consideration less the Aggregate Contingent Stock Option Consideration.

     "Aggregate Contingent Consideration" means an amount equal to difference of
(A) the quotient of (x) $132,000,000 (y) divided by the Twelve Month Price less
(B) 11,000,000.

     "Aggregate Contingent Stock Option Consideration" means an amount equal to the Aggregate Contingent Consideration multiplied by the quotient of the Closing Parent Stock Options divided by 11,000,000, rounded down to the nearest whole number; provided, that, if any Assumed Option is exercised subsequent to the Effective Time, for the purpose of calculating the Aggregate Contingent Stock Option Consideration, the Aggregate Contingent Common Stock Consideration and the right to receive the Per Common Share Contingent Consideration, such exercised options shall be included within the definition of Closing Parent Shares and excluded from the definition of Closing Parent Stock Options.

     "Agreement" has the meaning specified in the first paragraph hereof.

     "Allin Escrow Agreement" has the meaning specified in Section 6.1(j).

     "Articles of Merger" has the meaning specified in Section 1.2.

     "Assumed Option" has the meaning specified in Section 1.5(b).

     "Balance Sheet" means the audited Balance Sheet of the Company dated as of December 31, 2001.

     "Balance Sheet Date" means December 31, 2001.

     "Budget" has the meaning specified in Section 3.32(a).

     "Business" means the businesses engaged in by the Company as of the date of this Agreement.

     "Carlson Employment Agreement" has the meaning specified in Section 6.2(j).

     "Closing" has the meaning specified in Section 1.3.

     "Closing Cash Consideration" means $10,000,000 less (i) the Company Bonus Payments and (ii) any fees and expenses in excess of $130,000 set forth in the Company Legal Expense Report.

     "Closing Date" has the meaning specified in Section 1.3.

     "Closing Date Consideration" means consideration delivered on the Closing Date pursuant to Section 1.4(a)(i) and Section 1.4(a)(ii).

     "Closing Parent Shares" means an amount equal to 11,000,000 less the Closing Parent Stock Options.

     "Closing Parent Stock Options" means an amount equal to the product of the total number of outstanding Company Stock Options immediately prior to the Effective Time multiplied by the Option Exchange Ratio, rounded down to the nearest whole number.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company 5% Stockholder" has the meaning specified in Section 3.25(c).

     "Company Bonus Payments" has the meaning specified in Section 5.21.

     "Company Common Stock" has the meaning specified in Section 3.3.

     "Company Legal Expense Report" has the meaning specified in Section
10.1(a).

     "Company's Financial Statements" has the meaning specified in Section 3.6.

     "Company Stock Options" has the meaning specified in Section 1.5(a).

     "Company Stock Plan" means the 2001 Stock Incentive Plan of the Company, as approved by the Board of Directors of the Company.

     "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, medical waste, special waste, asbestos, petroleum or petroleum-derived substance, radioactive material or waste, or any constituent of any such substance or waste and including, without limitation, any substance which any Governmental Body or lawful representative thereof requires to be controlled, removed, monitored, encapsulated or remediated or otherwise addressed for the purposes of protection of the environment or public or worker health and safety.

     "Contingent Consideration" means consideration, if any, delivered pursuant to Section 1.4(a)(iv).

     "Contingent Option Exchange Ratio" means an amount equal to the quotient of
(i) the sum of 11,000,000 plus the Aggregate Contingent Consideration (which shall not exceed the Maximum Aggregate Contingent Consideration) divided by (ii) the sum of the total number of outstanding shares of Company Common Stock immediately prior to the Effective Time and the total number of outstanding Company Stock Options immediately prior to the Effective Time.

     "Dissenting Shareholder" has the meaning specified in Section 1.6.

     "Dissenting Shares" has the meaning specified in Section 1.6.

     "Dispute" has the meaning specified in Section 10.14.

     "Effective Time" has the meaning specified in Section 1.2 of the Agreement and Plan of Merger.

     "Employment Agreements" means the Patanella Employment Agreement, the Schetina Employment Agreement, the Carlson Employment Agreement and the Smith Employment Agreement, collectively.

     "Encumbrance" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restriction of any kind.

     "Environmental Laws" has the meaning specified in Section 3.27(a).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means (a) any corporation which at, or at any time before, the Closing Date is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or any predecessor of the Company; (b) any partnership, trade or business (whether or not incorporated) which at, or at any time before, the Closing Date is or was under common control (within meaning of Section 414(c) of the Code) with the Company; and (c) any entity, which at, or at any time before, the Closing Date is or was a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as either the Company or any predecessor of the Company, any corporation described in clause (a) or any partnership, trade or business described in clause (b).

     "ERISA Benefit Plans" has the meaning specified in Section 3.22(a).

     "Expenses" means any and all reasonable out of pocket expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, consultants, expert witnesses, accountants and other professionals).

     "Facility" means any real or personal property, plant, building, facility, structure, underground storage tank, or equipment or unit, or other asset owned, used, leased or operated by the Company.

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

     "FDC Contract" means that certain Program Development and Management Agreement dated as of December 31, 2001 between the Company and Bankcard Investigative Group Inc., a Delaware corporation, dated December 31, 2001, as amended from time to time.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "Governmental Body" means any court, government (federal, state, local or foreign), department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

     "Governmental Permits" has the meaning specified in Section 3.11.

     "Indemnified Party" has the meaning specified in Section 8.3(a).

     "Indemnitor" has the meaning specified in Section 8.3(a).

     "IPO" means Parent's (or its successor's) initial underwritten public offering of its Common Stock, par value $.01, (or any class of capital stock into which shares of its Common Stock shall be exchangeable or convertible) pursuant to an effective registration statement under the Securities Act, for the account of Parent at an aggregate offering price of not less than $30 million.

     "Knowledge of the Company" means, as a particular matter, the actual knowledge of the following persons: Joe Patanella, Erik Schetina and Phil Smith.

     "Knowledge of Parent" means, as a particular matter, the actual knowledge of the following persons: Patrick Allin, Richard Linting, Brett Newbold, Robert Yaw and Tom Prousalis.

     "Linting Escrow Agreement" has the meaning specified in Section 6.1(j).

     "Losses" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, excise taxes, damages, expenses, deficiencies or other charges.

     "Material Adverse Effect" means any change or effect (or any development that, insofar as can be reasonably foreseen, would result in any change or effect) that is materially adverse to the assets, business, financial condition, results of operations or prospects of the applicable Person or Persons, taken as a whole, but shall not include matters arising from effects of changes that are generally applicable in (i) the subject industry, including the adoption or implementation of regulatory changes, (ii) the economy or (iii) the case of a material worsening of current conditions caused by acts of terrorism or war (whether or not declared) occurring after the date of this Agreement which materially impair the applicable Person's ability to conduct its operations.

     "Material Contracts" has the meaning specified in Section 3.24.

     "Maximum Aggregate Contingent Consideration" means an amount equal to the quotient of (x) the Closing Parent Shares divided by the difference of (y) one minus the quotient of (A) the Closing Parent Stock Options divided by (B) 11,000,000.

     "Merger" has the meaning specified in the first recital to this Agreement.

     "Merger Agreement" has the meaning specified in the first recital of this Agreement.

     "Mergerco" has the meaning specified in the first paragraph hereof.

     "Merger Consideration" means, collectively, the Closing Date Consideration and the Post-Closing Consideration.

     "MGCL" has the meaning specified in Section 1.2.

     "Newbold Escrow Agreement" has the meaning specified in Section 6.1(j).

     "Non-ERISA Commitments" has the meaning specified in Section 3.22(a).

     "Option Exchange Ratio" means an amount equal to the quotient of (i) 11,000,000 divided by (ii) the sum of the total number of outstanding shares of Company Common Stock immediately prior to the Effective Time and the total number of outstanding Company Stock Options immediately prior to the Effective Time.

     "Parent" has the meaning specified in the first paragraph hereof.

     "Parent Capital Stock" has the meaning specified in Section 2.4.

     "Parent Common Stock" has the meaning specified in Section 2.4.

     "Parent 5% Stockholder" has the meaning specified in Section 2.9(c).

     "Parent Preferred Stock" has the meaning specified in Section 2.4.

     "Parent Stockholders" has the meaning specified in the second recital of this Agreement.

     "Parent Stock Options" has the meaning specified in Section 2.4.

     "Patanella Employment Agreement" has the meaning specified in Section
6.2(j).

     "Patanella Escrow Agreement" has the meaning specified in Section 6.2(l).

     "Patron Holdings" has the meaning specified in the second recital of this Agreement.

     "Patron Holdings Common Stock" has the meaning specified in the second recital of this Agreement.

     "Patron Holdings Merger" has the meaning specified in the third recital of this Agreement.

     "Pension Plans" has the meaning specified in Section 3.22(a).

     "Per Common Share Closing Cash Consideration" means an amount equal to the quotient of (A) the Closing Cash Consideration, divided by (B) the total number of outstanding shares of Company Common Stock immediately prior to the Effective Time.

     "Per Common Share Closing Stock Consideration" means an amount equal to the quotient of the Closing Parent Shares divided by the total number of outstanding shares of Company Common Stock immediately prior to the Effective Time.

     "Per Common Share Contingent Stock Consideration" means an amount equal to the Aggregate Contingent Common Stock Consideration divided by the Closing Parent Shares.

     "Per Common Share Post-Closing Cash Consideration" means an amount equal to the quotient of (A) $10,000,000, divided by (B) the total number of outstanding shares of Company Common Stock immediately prior to the Effective Time.

     "Permitted Encumbrances" means: (a) encumbrances for taxes or assessments or other governmental charges which are not yet due and payable; (b) materialmen's, merchants', carriers', worker's, repairer's, or other similar Encumbrances arising in the ordinary course of business which are not yet due or payable; (c) purchase money security interests and (d) Encumbrances which are not material in amount (monetary or otherwise) and (i) do not interfere with the existing use, operation or maintenance of the Business and operations of the Company, (ii) interfere in material any way with Parent's ability to realize the economic benefits expected from the transactions contemplated by the Merger and the Transaction Documents or (iii) adversely impair the marketability of the Company Common Stock.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Body.

     "Post-Closing Consideration" means consideration delivered pursuant to
Section 1.4(a)(iii).

     "Post-Closing Note" shall mean a non-interest bearing and non-transferable promissory note issued on the Closing Date by Parent pursuant to Section 1.4(a)(iii) to each holder of Company Common Stock to evidence the Per Common Share Post-Closing Cash Consideration owed to such holder. Each Post-Closing Note shall provide that if Parent fails to pay in full the amount owed by Parent pursuant to such note within 10 days after the six month anniversary of the Closing Date, (i) the Post-Closing Note shall begin to accrue interest at a rate of 8% per annum and (ii) such holder may elect to convert the entire aggregate principal amount of such note (but not a portion thereof) into shares of Parent Common Stock at a price per share, discounted by 15%, equal to the average of the highest bid and lowest asked prices of Parent Common Stock in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, averaged over a period of 10 days consisting of the day such holder elects to convert such note (or if not a business day, the first business day thereafter) and the 9 consecutive business days prior to such day.

     "Promissory Note" means that certain convertible promissory note of the Company in favor of Cabletron in the principal amount of Five Hundred Eighty-Three Thousand Five Hundred Twenty-Four Dollars ($583,524.00).

     "Registration Rights Agreement" has the meaning specified in Section
6.1(h).

     "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Facility of any Contaminant, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Facility.

     "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threatened Release or minimize the further Release of Contaminants or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

     "Requirements of Law" means any federal, state or local law, rule or regulation, Governmental Permit or other binding determination of any Governmental Body.

     "Schetina Employment Agreement" has the meaning specified in Section
6.2(j).

     "Schetina Escrow Agreement" has the meaning specified in Section 6.2(l).

     "Securities Act" has the meaning specified in Section 2.4.

     "Share Exchange" has the meaning specified in the second recital of this Agreement.

     "Share Exchange Agreement" has the meaning specified in the second recital of this Agreement.

     "Shareholder Meeting" has the meaning specified in Section 5.12.

     "Shareholder Meeting Notice" has the meaning specified in Section 5.12.

     "Shareholders" has the meaning specified in the Merger Agreement.

     "Significant Shareholder" means the following shareholders of the Company:
Joe Patanella and Erik Schetina.

     "Smith Employment Agreement" has the meaning specified in Section 6.2(j).

     "Software" has the meaning specified in Section 3.17(a)(iii).

     "Stock Escrow Agreements" shall mean the Allin Escrow Agreement, the Newbold Escrow Agreement, the Linting Escrow Agreement, the Patanella Escrow Agreement and the Schetina Escrow Agreement.

     "Subsidiary" means any corporation, partnership, joint venture or other entity in which the Company (a) owns or has owned, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or (b) is or has been a general partner.

     "Surviving Corporation" has the meaning specified in Section 1.1 of the Merger Agreement.

     "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (a) any federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer, value-added stamp or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Body; and (b) liability of the Company or any Subsidiary for the payment of amounts with respect to payments of a type described in clause (a) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of the Company or any Subsidiary under any Tax sharing arrangement or Tax indemnity arrangement.

     "Tax Returns" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     "Third Party Claim" has the meaning specified in Section 8.3(a).

     "Transaction Documents" has the meaning specified in Section 2.6.

     "Trustee" has the meaning specified in Section 1.4(b).

     "Twelve Month Price" means the average of the highest bid and lowest asked prices of Parent Common Stock in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, averaged over a period of 21 days consisting of the day that is the first anniversary of the Closing Date (or if not a business day, the first business day thereafter) and the 20 consecutive business days prior to such day.

     "Welfare Plans" has the meaning specified in Section 3.22(a).

     "Working Capital Advances" has the meaning specified in Section 5.7(c).

                                      *****

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be duly executed as of the date first above written.

                                   PATRON SYSTEMS, INC.

                                   By: /s/ Patrick J. Allin
                                      ---------------------------------
                                           Name: Patrick J. Allin
                                           Title:  CEO


                                   TWC ACQUISITION, INC.

                                   By: /s/ Patrick J. Allin
                                      ---------------------------------
                                           Name: Patrick J. Allin
                                           Title:  President


                                   TRUSTWAVE CORP.

                                   By: /s/ Joseph L. Patanella
                                      ---------------------------------
                                           Name: Joseph L. Patanella
                                           Title: President / CEO



                                   SIGNIFICANT SHAREHOLDERS:

                                   /s/ Joseph L. Patanella
                                   ------------------------------------
                                   Name:  Joseph Patanella


                                   /s/ Erik Schetina
                                   ------------------------------------
                                   Name:  Erik Schetina

                 Annex A - Merger Consideration and Contingent
                     Consideration Calculation Illustration

If the Merger Consideration were calculated as of November 23, 2002, assuming the Company Bonus Payments are equal to, in the aggregate, $3,300,000 and assuming $200,000 in legal fees set forth on the Company Legal Expense Report, the following would result:

I. Consideration Delivered at Effective Time
1) Closing Cash Consideration:     $10,000,000 minus the Company Bonus Payments minus legal fees and expenses in excess of $130,000  set forth on the Company Legal
                                   Expense Report

                                   $10,000,000 minus $3,300,000 minus $70,000

                                   Closing Cash Consideration = $6,630,000

2) Option Exchange Ratio:                                11,000,000
                                                         ----------
                                   Outstanding Company Common Stock + Company Stock Options

                                                         11,000,000
                                                         ----------
                                                  (19,394,865 + 4,736,450)

                                   Option Exchange Ratio = 0.455839228

3) Closing Parent Stock Options:   Outstanding Company Stock Options * Option Exchange Ratio

                                   4,736,450 * 0.455839228

                                   Closing Parent Stock Options = 2,159,059

4) Closing Parent Shares:          11,000,000 minus the Closing Parent Stock Options

                                   11,000,000 minus 2,159,059

                                   Closing Parent Shares = 8,840,941

5) Per Common Share Closing
     Stock Consideration:          Closing Parent Shares
                                   ---------------------
                                   Outstanding Company Common Stock

                                   8,840,941
                                   ----------
                                   19,394,865

                                   Per Common Share Closing Stock Consideration = 0.455839265

6)  Per Common Share Closing
     Cash Consideration:                    Closing Cash Consideration
                                            --------------------------
                                            Outstanding Company Common Stock

                                            $6,630,000
                                            ----------
                                            19,394,865

                                            Per Common Share Closing Cash Consideration = $0.34184306

II.  Consideration Delivered Six Months Subsequent to the Closing Date

1)  Per Common Share Post-Closing
     Cash Consideration:                    $10,000,000
                                            -----------
                                            Outstanding Company Common Stock

                                            $10,000,000
                                            -----------
                                            19,394,865

                                            Per Common Share Post-Closing Cash Consideration = $0.51500392

III. Contingent Consideration - To be delivered 12 Months subsequent to the Closing Date, if Twelve Month Price is less than $12.00 per share (assuming no Assumed Options have been exercised subsequent to the Effective Time)

1)   Assume Twelve Month Price = $8 per share

2)   Aggregate Contingent Consideration:    $132,000,000            minus 11,000,000
                                            ------------            -----
                                            Twelve Month Price

                                            $132,000,000 less 11,000,000
                                            ------------
                                                     $8

                                            Aggregate Contingent Consideration = 5,500,000

3)   Aggregate Contingent Stock
      Option Consideration:                 Aggregate Contingent Consideration * Closing Parent Options
                                                                                 ----------------------
                                                                                       $11,000,000

                                            5,500,000 * 2,159,059
                                                        ---------
                                                        11,000,000

                                            Aggregate Contingent Stock Option Consideration = 1,079,529

4)   Contingent Option Exchange Ratio:      11,000,000 + Aggregate Contingent Consideration
                                            -----------------------------------------------
                                            Outstanding Company Common Stock + Company Stock Options

                                            11,000,000 + 5,500,000
                                            ----------------------
                                            19,394,865 + 4,736,450

                                            Contingent Option Exchange Ratio = 0.683758842

5)   Aggregate Contingent Common
      Stock Consideration:                  Aggregate Contingent Consideration minus
                                                                               -----
                                                        Aggregate Contingent Stock Option Consideration

                                            5,500,000 minus 1,079,529
                                                      -----

                                            Aggregate Contingent Common Stock Consideration = 4,420,471

6)   Per Common Share
      Contingent Consideration:             Aggregate Contingent Common Share Consideration
                                            -----------------------------------------------
                                            Closing Parent Shares

                                            4,420,471
                                            ---------
                                            8,840,941

                                            Per Common Share Contingent Consideration = 0.5